U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A/A

(Amendment No. 1)

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Nutranomics, Inc.

(Exact name of issuer as specified in its charter)

Wyoming
(State of other jurisdiction of incorporation or organization)

605 Portland Ave. Suite 154

Gladstone, Oregon 97027

866-561-6679
(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)

Jeff Turner
897 W Baxter Dr.

South Jordan, UT 84095

801-810-4465
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

2020	98-0603540
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II - OFFERING CIRCULAR - FORM 1-A/A: TIER 1

(Amendment No. 1)

Dated: August 13, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Nutranomics, Inc.

605 Portland Ave. Suite 154

Gladstone, Oregon 97027

866-561-6679
10,000,000,000 Shares of Common Stock at $0.0005 per Share

Minimum Investment:  $250 (500,000 Shares)

Maximum Offering: $5,000,000

See The Offering - Page 6 and Securities Being Offered - Page 26 For Further Details. None of the Securities Offered Are Being Sold By Present Security Holders. This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 365 days from the date of qualification by the Securities And Exchange Commission, Unless Extended or Terminated Earlier By The Issuer

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 7 THROUGH PAGE 15 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.0005	$0	$0.0005	None
Minimum Investment	$250.00	$0	$250.00	None
Maximum Offering	$5,000,000	$0	$5,000,000	None

(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include fees to be paid to the escrow agent and technology providers. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

(3) There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

This Offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Nutranomics, Inc., a Wyoming Corporation (the "Company"). There are 10,000,000,000 Shares being offered at a price of $0.0005 per Share with a minimum purchase of $250.00 per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is 10,000,000,000 of Common Stock ($5,000,000). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO. Pending each closing, payments for the Shares will be paid directly to the company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock

Price Per Share:	$0.0005

Minimum Investment:	$250.00 per investor (500,000 Shares of Common Stock at Maximum Offering Price)

Maximum Offering:	$5,000,000. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	10,000,000,000 Shares of Common Stock

Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 18 herein.

Voting Rights:	The Shares have full voting rights.

Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission, (3) the Company in its sole discretion withdraws this
Offering.

The Offering

Common Stock Outstanding (1)	5,851,316,410 Shares
Common Stock in this Offering	10,000,000,000 Shares
Stock to be outstanding after the offering (2)	15,851,316,410 Shares

(1)The Company has also authorized 25,000,000 shares of Preferred Stock, of which 1,000,000 are issued and outstanding.  No Preferred Stock is being sold in this offering..

(2)The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering. We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance Nutranomics, Inc. will be profitable, or that management's opinion of the Company's future prospects will not be outweighed  by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company has a limited operating history.

The Company has a limited operating history. There can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company is dependent upon its management, key personnel, and consultants to execute its business plan.

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officer. Loss of this individual could have a material adverse effect upon the Company's business, financial condition, or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the fintech sector, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on its ability to operate. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition, or results of operations.

Although dependent upon certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent upon management in order to conduct its operations and execute its business plan. However, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management, or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company is subject to income taxes as well as non-income based taxes such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which a determination is made.

The Company is not subject to Sarbanes-Oxley regulations and lacks the financial controls and safeguards required of public companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

The Company has engaged in certain transaction with related persons.

Please see the section of this Offering Circular entitled "Interest of Management and Others in Certain Related-Party Transactions and Agreements"

Changes in employment laws or regulation could harm the Company’s performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company's bank accounts will not be fully insured.

The Company's regular bank accounts have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company's banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company's business plan is speculative.

The Company's present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company will incur debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company's expenses could increase without a corresponding increase in revenues.

The Company's operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company's financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations, or government policies which increase the costs of compliance with such laws, regulations, or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company may not be able to maintain or enhance its product image.

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company's products may be impacted by litigation, negative product review, the nature of the products, the industry in which the Company operates, and various other reasons. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to effectively protect our intellectual property, we may lose our ability to operate our business and compete in this industry.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's financial results as well as your investment.

A breakdown of computer/information systems or the Company’s websiste could affect the Company’s ability to conduct business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and, therefore, on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

The amount of capital the Company is attempting to raise in this Offering is not enough to sustain the Company’s current business plan.

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms, if at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

 Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to substantially curtail our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part on assumptions and analysis developed by the Company. If these assumptions prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company's growth

•demand for the Company's products and services

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

To date, the Company has minimal operating history and may not be profitable for the foreseeable future. The Company cannot accurately predict when it might become profitable.

The Company has minimal operating history. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, the Company expects to continue to experience substantial negative cash flow for the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company may be unable to manage its growth or implement its strategy.

The Company may not be able to expand its product and service offerings, markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. Rapid, significant growth will place a strain on the Company's administrative, operational, and financial resources. If the Company is unable to successfully manage its future growth, establish and continue to upgrade its operating and financial control systems, recruit and hire necessary personnel, or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

The Company's business model is evolving.

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market its products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the its business model as the Company's market continues to evolve.

The Company needs to increase brand awareness.

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote its brand name or if the Company incurs significant expenses promoting and maintaining its brand name, it would have a material adverse effect on the Company's results of operations.

The Company faces competition from companies of varying sizes, some of which have greater access to financial resources, research and development, and other resources.

In many cases, the Company's competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's results of operations.

The Company's employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by current and/or future employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We sell our products and services in highly competitive markets, which results in pressure on our profit margins and limits our ability to maintain or increase the market share of our services.

The nutraceuticals industry is subject to significant competition and pricing pressures. We experience significant competitive pricing pressures as well as competitive products. Several significant competitors offer products with prices that match or are lower than ours. We believe that the products we offer are generally competitive with those offered by other supplement and nutraceuticals companies. It is possible that one or more of our competitors could develop a significant research advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Our future growth is largely dependent upon our ability to successfully compete with new and existing competitors by developing or acquiring new products that achieve market acceptance with acceptable margins.

Our business operates in markets that are characterized by rapidly changing products, evolving industry standards and potential new entrants. For example, a number of new companies with innovative products, which promise significant health benefits are established every year and are competitive with our products. If these companies gain market acceptance, our ability to grow our business could be materially and adversely affected. Accordingly, our future success depends upon a number of factors, including our ability to accomplish the following: identify emerging health trends in our target end-markets; develop, acquire and maintain competitive products; enhance our products by adding innovative features that differentiate us from our competitors; and develop or acquire and bring products to market quickly and cost-effectively. Our ability to develop or acquire new products based on quality research can affect our competitive position and requires the investment of significant resources. These acquisitions and development efforts divert resources from other potential investments in our businesses, and they may not lead to the development of new research or products on a timely basis. New or enhanced products may not satisfy consumer preferences and potential product failures may cause consumers to reject these products. As a result, these products may not achieve market acceptance and our brand image could suffer. In addition, our competitors may introduce superior designs or business strategies, impairing our brand and the desirability of our products, which may cause consumers to defer or forego purchases of our products. Also, the markets for our products and services may not develop or grow as we anticipate. The failure of our products to gain market acceptance, the potential for product defects or the obsolescence of our products could significantly reduce our revenue, increase our operating costs or otherwise adversely affect our business, financial condition, results of operations or cash flows.

We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business.

As a marketer and distributor of products designed for human consumption, we could be subject to product liability claims if the use of our products is alleged to have resulted in injury. Our products consist of vitamins, minerals, herbs and other ingredients that are classified as dietary supplements and in most cases are not subject to pre-market regulatory approval in the United States or internationally. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur.

We have not had any product liability claims filed against us, but in the future we may be subject to various product liability claims, including among others that our products had inadequate instructions for use, or inadequate warnings concerning possible side effects and interactions with other substances. The cost of defense can be substantially higher than the cost of settlement even when claims are without merit. The high cost to defend or settle product liability claims could have a material adverse effect on our business and operating results.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products.

Our industry is characterized by vigorous pursuit and protection of intellectual property rights, which has resulted in protracted and expensive litigation for several companies. Third parties may assert claims of misappropriation of trade secrets or infringement of intellectual property rights against us or against our end customers or partners for which we may be liable.

As our business expands, the number of products and competitors in our markets increases and product overlaps occur, infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we would be successful in defending ourselves against intellectual property claims. Further, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing products or performing certain services.

We have no manufacturing capacity and anticipate continued reliance on third-party manufacturers for the development and commercialization of our products.

We do not currently operate manufacturing facilities for production of our products. We lack the resources and the capabilities to manufacture our products on a commercial scale. We do not intend to develop facilities for the manufacture of products in the foreseeable future. We rely on third-party manufacturers to produce bulk products required to meet our sales needs. We plan to continue to rely upon contract manufacturers to manufacture commercial quantities of our products.

Our contract manufacturers’ failure to achieve and maintain high manufacturing standards, in accordance with applicable regulatory requirements, or the incidence of manufacturing errors, could result in consumer injury or death, product shortages, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm our business. Contract manufacturers often encounter difficulties involving production yields, quality control and quality assurance, as well as shortages of qualified personnel. Our existing manufacturers and any future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business. In the event of a natural disaster, business failure, strike or other difficulty, we may be unable to replace a third-party manufacturer in a timely manner and the production of our products would be interrupted, resulting in delays, additional costs and reduced revenues.

Risks Relating to This Offering and Investment

The Company may undertake additional equity or debt financing that may dilute the Shares in this Offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “best efforts” basis and the Company may not raise the maximum amount being offered.

Since the Company is offering the Shares on a "best efforts" basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company's working capital needs. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not anticipate paying them in the future. You return on investment, if any, will be limited to the market value of the Shares you purchase.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the future. Since we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if the market value of the Shares appreciates beyond your purchase price. While the Company may choose to pay dividends at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

The Company may not be able to obtain additional financing.

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company's current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company's present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application and use of Offering proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changed circumstances and opportunities. As such, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds of the Offering.

An investment in the Company Shares could result in a loss of your entire investment.

An investment in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

Sales of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No guarantee of return on investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular, and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our subscription agreement identifies the State of Wyoming for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Regulation A offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this [Subscription] Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Wyoming.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this Offering shall be determined in accordance with the laws of the state of Wyoming. Furthermore, the Subscription Agreement establishes the state and federal courts located in the city of Cheyenne, Wyoming as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum disputes with the company and its directors, officers or other employees.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 22.8% of the total Shares of stock of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of April 30, 2021 was $(6,559,758). Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of 100% of the shares offered for sale in this Offering at $0.0005 per share (before deducting estimated offering expenses of $25,000):

Percentage of shares offered that are sold	100%

Price to the public charged for each share in this Offering	$0.0005

Historical net tangible book value per share (1)	$(0.0011)

Increase in net tangible book value per share attributable to new investors in this Offering (2)	$0.0010

Net tangible book value per share, after this Offering	$(0.0001)

Dilution per share to new investors	$0.0006

(1) Net tangible book value per share is an estimate based on net tangible shareholders equity book value as of April 30, 2021 of $(6,559,758) and 5,851,316,410 outstanding shares of Common Stock on August 13, 2021.

(2) Before deducting estimated offering expenses of $25,000.

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 10,000,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is a principal amount of $250, equal to 500,000 Shares of Common Stock at the maximum offering price. All subscription checks should be sent to the following address:

Nutranomics, Inc.

605 Portland Ave. Suite 154

Gladstone, Oregon 97027

866-561-6679

In such case, subscription checks should be made payable to Nutranomics, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 1" of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets

Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $5,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $4,975,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital, repayment of outstanding debt obligations, and acquisitions. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

Assuming $0.0005 Offering Price:	10%	25%	50%	75%	100%
Working Capital	$350,000	$950,000	$2,200,000	$3,450,000	$4,700,000

Repayment of Outstanding Debts	$150,000	$300,000	$300,000	$300,000	$300,000

Total	$500,000	$1,250,000	$2,500,000	$3,750,000	$5,000,000

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Company Overview and Plan of Operation

Health Education Corporation d/b/a NutraNomics, (the "Company or Nutranomics") was incorporated under the laws of the State of Delaware on February 14, 1996. The Company was originally organized to provide education services, books, cassette tapes and public presentations. The Company utilized several revenue generating tools in order to accomplish this goal including Live Blood Analysis, iridology, bone density screening and other self-help methods. In 1998, the Company changed its incorporation to the State of Utah. In 2001, the Company created its own line of nutritional products that quickly became its leading revenue source. The Company filed for the d/b/a. of “NutraNomics” in order to fully prepare and utilize the brand name for expansion. In retail outlets and to its clientele, the Company is now known as Nutranomics. The Company sells co-branded supplements direct to the public, through marketing partners and to third party health practitioners. The Company maintains multiple trademarks, trade names and patents.

Merger

On September 13, 2013, Buka Ventures, Inc. ("Buka"), a Nevada corporation since March 15, 2007 and the Company, executed and delivered a Share Exchange Agreement (the "Share Agreement") and all required or necessary documentation to complete a merger (collectively, the "Transaction Documents"), whereby Buka became the parent company and Nutranomics became the wholly-owned subsidiary on the closing of the Share Agreement. Prior to the closing of this transaction and pursuant to the Share Exchange Agreement, Buka canceled 25,000,000 of its 46,500,000 issued and outstanding common shares and simultaneously issued 25,005,544 shares of its common stock in exchange for 8,994,800 shares of Nutranomics common stock. The merger was treated as a reverse acquisition and a recapitalization of a public company. Accordingly, the historic financial statements of the Company are the historic financial statements of Nutranomics,. Buka’s name was formally changed to “Nutranomics, Inc.” in connection with the transaction. The “Company” hereinafter refers to Nutranomics, Inc., the Nevada parent corporation, or Health Education Corporation d/b/a Nutranomics, the Utah subsidiary corporation, as the context requires (Health Education Corporation d/b/a Nutranomics terminated its legal entity status in Utah on December 31, 2013).

Change of State of Incorporation

On September 9, 2019 the Company filed Articles of Continuance with the Secretary of State of Wyoming, which changed the corporate registration from Nevada to Wyoming in accordance with the resolution of the Company’s board of directors dated May 23, 2019.

Overview of our Current Business

Since 1997, the Company has formulated more than 480 nutritional supplements, including formulating vitamin, mineral, herbal, and probiotic supplements. The Company has established an array of complementary services and education programs. To distribute our products, the Company has engaged sales representatives with access to all of North America.

The Company uses all-natural, plant-based products and no fillers, and, are one of the few supplement companies to exclusively use carcinogen-free 100%-pure cellulose capsules for our products. Despite these additional expenses, the Company’s products are competitively priced to provide value to consumers who are seeking the highest quality products rather than the lowest price.

Products and Services

The Company offers a number of nutritional products which incorporate other proven nutrient enhancement products. The company has currently begun reformulation of the applicable product line to incorporate nano technology delivery in a pre-digestive format in products that would provide benefit from nano focused reformulation.

Wholesale Materials has positioned itself to provide contract services to the agricultural community and the farmer for biomass wholesale offerings. This offering encompasses guidance on market demand strains to maximize value and salability. Genetic services and agriculture strategies will be offered to help experienced farmers transition to the hemp cultivation space in all or portions of their crops.

Raw Materials, Production and Fulfillment

The Company outsources all production and fulfillment to carefully selected third parties to maintain management’s focus on new product and market development. However, our commitment to the quality and consistency of our products is reflected in the selection and monitoring of all aspects of production. All of the Company’s supplements are processed by manufacturers with which to the best of our knowledge, follows the strictest Good Manufacturing Practices (GMPs) and quality controls to ensure purity in all of our products.

Through the company’s contract services offerings, the Company had relevance and viability to work with the hemp processing community to purchase biomass for processing to isolate, distillate and crude in order to fulfill contracts held by processors. Processing community provides access to end use extract products to take to market for any product not produced on consignment.

Sales and Marketing

The highly fragmented, competitive nature of the nutraceutical market makes sales and marketing efforts within the sector largely relationship driven. The Company uses a number of tools to reach its target market including direct to consumer sales, marketing partners and medical practioners to deliver products to end users.

We have a Social Media partner that promotes Nutranomics products, multiple times daily, through Facebook, Twitter, LinkedIn, Pinterest, and other social media sites. Through this medium we are able to obtain referral customers, new customers, and educate our customers.

Nutranomics is rebranding existing product lines to encompass nano technology in formulations that can be taken pre-digestive. Label conventions are nearing completion and work has started on renaming. Products are prioritized based on previous market demand. E- commerce platforms will be established on completion of reformulation to compliment the wholesale approach. Additional direct retail opportunities are being vetted.

Wholesale/Outlet

Wholesale is focused on small to medium sized medical and health practices. Sales to this market are the highest volume with a satisfactory margin. We believe that the educational component of this segment of the wholesale market is critical to our long-term success. Not only does it provide customers with a true “value,” but it also enables participating retailers to differentiate themselves from competitors.

Wholesale Materials Division now provides direct access to hemp and hemp related products for sale to appropriate end use customers, including laboratories and alternative fiber companies needing biomass as well as companies who produce products that require isolate, distillate, or crude for further refinement into saleable products.

Custom Formulations

We can develop a product line specifically tailored to a customer’s needs. To date, we have formulated products for numerous clients, including vitamins, enzymes, antioxidants, minerals, amino acids, cosmetics, and toiletries. The company can now offer custom formulation utilizing nano approach for superior bio-availability.

New Formulas

Nutranomics is nearing completion on the reformulation of a series of best selling products in tandem with the finalization of new and novel approaches to nutrient delivery utilizing nanotization. The initial formulas that were redesigned are in final beta testing. An all new line of traditional vitamins with unique approach to ingredients as well as the method of delivery is ready and undergoing final packaging review. Nutranomics will be releasing a separate line of CBD infused products featuring the nano delivery system, as well as a traditional line of CBD products. A website is under development to launch the release in Q4 of 2020.

Growth Strategy

The Company has developed a multi-lateral strategy for growth, comprised of the following tactics:

•∙  Increase Sales of Existing Products in Existing Market

•∙  Execute Launch of Practitioner Partnerships

•∙  Expand Product and Service Offerings

•∙  Continue to Build the Wholesale Materials Division

Management is reviewing potential investment with joint venture investors to expand the product lines into oils and tinctures within the health and lifestyle markets.

Competition

The U.S. nutritional supplements retail industry is a large, highly fragmented and growing industry, with no single industry participant accounting for a majority of total industry retail sales. We believe competition is based on price, quality and assortment of products, customer service, marketing support and availability of new products. In addition, the market is highly sensitive to the introduction of new products.

Intellectual Property

We originally acquired the rights; via license with our founder to US patent #7,235,390 B2 for the Assimilation Enhancing System (AESTM) (there is also a patent pending for the AESTM in Japan). The AESTM is a combination of enzymes and their co-factors that are designed to break down or digest nutrients more quickly so that the nutrients can be absorbed faster and more completely into the blood stream than if the AESTM were not present. We also have various trademarks and logo registrations in several countries (e.g., China trademark for Nutranomics logo, application #9729947). After extensive analysis and market review, combined with the nano approach to new product reformulation, it was that NutraNomics would not renew the patent nor include it in the reformulated lines when released.

Government Regulations

The manufacture, packaging, labeling, advertising, promotion, distribution and sale of our products are subject to regulation by one or more federal agencies, including the FDA, Consumer Product Safety Commission, or CPSC, and the U.S. Department of Agriculture, or USDA. Advertising and other forms of promotion and methods of marketing are subject to regulation primarily by the U.S. Federal Trade Commission, or FTC, which regulates these activities under the Federal Trade Commission Act, or FTCA. The foregoing matters regarding our products are also regulated by various state and local agencies as well as those of each foreign country to which we distribute our products.

The Dietary Supplement Health and Education Act of 1994, or DSHEA, amended the Federal Food, Drug, and Cosmetic Act, or FFDC Act, to establish a new framework governing the composition, safety, labeling, manufacturing and marketing of dietary supplements. All of the products we market are regulated as dietary supplements under the FFDC Act.

Results of Operations

Nine Months Ended April 30, 2021 Compared to Nine Months Ended April 30, 2020

We generated $0 in revenues for the Nine Months ended April 30, 2021, as compared to $871 for the Nine Months ended April 30, 2020. This decrease was due to limited operations.

Gross profits for the Nine Months ended April 30, 2021 were $0, as compared to $(407) for the Nine Months ended April 30, 2020.  This change was also due to limited operations.

Salary and Wage Expenses for the Nine Months ended April 30, 2021 were $180,000, as compared to $111,315 for the Nine Months ended April 30, 2020.

Professional Fees for the Nine Months ended April 30, 2021 were $26,890, as compared to $82,497 for the Nine Months ended April 30, 2020.

Marketing and Advertising Expenses for the Nine Months ended April 30, 2021 were $0, as compared to $4,439 for the Nine Months ended April 30, 2020.

General and Administrative Expenses were $4,042 for the Nine Months ended April 30, 2021, as compared to $124,557 for the Nine Months ended April 30, 2020.

Liquidity and Capital Resources

Net Profit (Loss) for the Nine Months ended April 30, 2021 was $323,546 as compared to $(653,182) for the Year Ended April 30, 2020.  This was primarily due to one time write offs of liabilities.

Net Cash used in Operating Activities for the Nine Months ended April 30, 2021 was $2,609, as compared to $576,425 for the Nine Months ended April 30, 2020.  This change was primarily due to the difference in net profit as discussed above.

Net Cash provided in Financing Activities for the Nine Months ended April 30, 2021 was $1,300 as compared to $578,484 for the Nine Months ended April 30, 2020.  This change was primarily due to proceeds from profit share partner received in 2020.

Year Ended July 31, 2020 and Year Ended July 31, 2019.

We generated $871 in revenues for the Year ended July 31, 2020, as compared to $59,544 for the Year ended July 31, 2019.

Gross profits for the Year ended July 31, 2020 were $(407) as compared to $21,565 for the Year ended July 31, 2019.

Salary and Wage Expenses for the Year ended July 31, 2020 were $170,288, as compared to $71,557 for the Year ended July 31, 2019.

Professional Fees for the Year ended July 31, 2020 were $83,108, as compared to $434,583 for the Year ended July 31, 2019.

Marketing and Advertising Expenses for the Year ended July 31, 2020 were $15,439, as compared to $9,626 for the Year ended July 31, 2019.

General and Administrative Expenses were $326,267 for the Year ended July 31, 2020, as compared to $79,412 for the Year ended July 31, 2019.

Liquidity and Capital Resources

Net Profit (Loss) for the Year ended July 31, 2020 was $(950,795) as compared to $(570,270) for the Year Ended April 30, 2020.

Net Cash used in Operating Activities for the Year ended July 31, 2020 was $570,270, as compared to $167,847 for the Year ended July 31, 2019.

Net Cash provided in Financing Activities for the Year ended July 31, 2020 was $570,874as compared to $167,977 for the Year ended July 31, 2019.

Current Position

As of April 30, 2020, the Company had $34 in cash to fund its operations.  The Company does not believe its current cash balance will be sufficient to allow the Company to fund its planned operating activities for the next twelve months.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure.  The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital.  Management intends to fund future operations through additional private or public equity offering and may seek additional capital through arrangements with strategic partners of from other sources.  There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all.  Any equity financing may be dilutive to existing shareholders.

Off Balance Sheet Arrangements

As of April 30, 2021, there were no off balance sheet arrangements.

Going Concern

For the nine months ended April 30,2021 the Company has incurred net lincome of $323,546 and used cash of $2,609 in operations. Further, the Company has negative working capital of $6,559,758, a shareholders’ deficit of $6,559,758 and an accumulated deficit of $12,049,092 at April 30,2021 and does not have the requisite liquidity to pay its current obligations. Most of the debt obligations are currently in default. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management will seek to increase revenues and reduce costs, while raising capital through the sale of its stock. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

On August 15, 2019 Typenex Co-Invesment LLC (Typenex) obtained a default judgement for $559,367, plus interest of 22% and legal costs against the Company from the Third Judicial Court of Salt Lake County State of Utah.  The judgement stems from legal action by Typenex to collect outstanding principal, interest and default penalties from the December 2, 2014, secured convertible promissory note in the amount of $224,000.  The note terms provided for an initial tranche of $59,000 and 3 additional tranches of $55,000.  The note tranche of $59,000 was funded and other tranches were not funded.  The Company is in ongoing negotiations with Typenex to resolve the matter and believes that any eventual settlement is included in settlement reserves as discussed in the financial statements.  All other known legal matters are disclosed and discussed in footnotes to the financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

On November 7, 2017, Jonathan Bishop was named the Chief Executive Officer of the Company.  Mr. Bishop combines over twenty years of experience in marketing, sales, logistics and senior management following a 20 year career in telecommunications marketing, sales, management and logistics. He has been integral in creating change and growing companies for over 15 years. Starting his career in Boston, Mr. Bishop expanded to New Jersey and New York before being promoted to President of a technology company in Portland, Oregon in 2009. During that time, he increased new revenue streams by adding new markets and developing cutting edge training while being responsible for reorganizing and restructuring the entire organization. Jonathan Bishop has been a creative business leader since his graduation from University of Massachusetts at Dartmouth in 1997. His broad-based background in highly competitive and dynamic organizations has allowed him to be recognized as an intuitive, decisive leader with proven success in adapting to many companies

On May 14, 2019 Lisa Demmons resigned as member of the Board of Directors and Jonathan Bishop was appointed as her replacement.

New Executives

Over the last year and a half, the Company has engaged the services of several professionals on an independent consulting basis. In order to grow the executive team in a responsible manner while simultaneously growing the business, a series of seven professionals were utilized at the senior level. Their performance and ability to produce in their specific scope of work has brought forward the right strategy for the right individual into an offer of a permanent management position within the company. In preparation of advancing and investment into our wholesale model the organization will be transitioning Geoff Bazegian to the position of Chief Operations Officer, Geoff’s extensive experience in wholesale services both domestically and internationally will play a key role in Nutranomics’s next chapters. Laura Riffel will continue to be available to the company for her expertise in marketing and finish goods.

Compensation of Directors and Executive Officers

For the present directors, only expenses are reimbursed for their participation on the board of directors.  The Company may choose to compensate its directors in the future at the Company's discretion.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director.  None of our directors are "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Wyoming law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of July 31, 2020.  None of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 5,851,316,410 Shares of Common Stock outstanding and 1,000,000 shares of Preferred Stock outstanding as of July 31, 2020.

Name and Position	Shares Beneficially Owned Prior to Offering	Shares Beneficially Owned After Offering

Jonathan Bishop, CEO, CFO, Treasurer, Secretary, & Director[1]	1,000,000 Preferred Series A Shares	1,000,000 Preferred Series A Shares

(1) On May 14, 2019, Lisa Demmons sold 1,000,000 Preferred Series A shares to Jonathan Bishop.

The table above reflects Shares beneficially owned by our Officers and Directors as of July 31, 2020.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable. Since it is anticipated that at least for the next 12 months the majority of the Company's voting power will be held by Management, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

 The minimum subscription that will be accepted from an investor is $250.00 for the purchase of one-thousand (500,000) Shares at the maximum offering price (the 'Minimum Subscription').

A subscription for $250.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Transfer Online to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Wyoming. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in Cheyenne, Wyoming as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

PART III: EXHIBITS

Index to Exhibits

Description	Item	Exhibit
Articles of Incorporation filed with the State of Nevada on March 15, 2007[2]	Item 17.2	1A-2A1
Amendment to Articles of Incorporation filed with the State of Nevada on October 6, 2015[3]	Item 17.2	1A-2A2
Amendment to Articles of Incorporation filed with the State of Nevada on October 6, 2015.ii	Item 17.2	1A-2A3
Amendment to Articles of Incorporation filed with the State of Nevada on December 11, 2015.ii	Item 17.2	1A-2A4
Amendment to Articles of Incorporation filed with the State of Wyoming on September 9, 2019.*	Item 17.2	1A-2A5
Amendment to Articles of Incorporation filed with the State of Wyoming on March 17, 2020.*	Item 17.2	1A-2A6
Amendment to Articles of Incorporation filed with the State of Wyoming on August 13, 2021.*	Item 17.2	1A-2A7
Bylaws of the Company[i]	Item 17.2	1A-2B
Subscription Agreement	Item 17.4	1A-4
Profit Participation Agreement with AK Investments dated September 20, 2019*	Item 17.6	1A-6A1
Convertible Note issued to Trillium Partners LP, dated July 11, 2019*	Item 17.6	1A-6A2
Convertible Note issued to Michael Doron, dated July 15, 2019*	Item 17.6	1A-6A3
Convertible Note issued to Oscaleta Partners LLC, dated August 1, 2019*	Item 17.6	1A-6A4
Convertible Note issued to Trillium Partners LP, dated February 7, 2020*	Item 17.6	1A-6A5
Convertible Note issued to Michael Doron, dated February 7, 2020*	Item 17.6	1A-6A6
Legal Opinion and Consent of JDT Legal, PLLC*	Item 17.12	1A-12

2 Incorporated by reference to the Company's Form S-1 fileed with the Securities and Exchange Commission on December 19, 2008.

3 Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 31, 2015 for the period ended October 31, 2015.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for this Amendment No. 1 to Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 13, 2021.

Nutranomics, Inc.

By:  /s/    Jonathan Bishop
               Jonathan Bishop
               Principal Executive Officer and Director

Dated: August 13, 2021

This Amendment No. 1 to Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

By: /s/    Jonathan Bishop
              Jonathan Bishop
              Principal Financial Officer

Dated:  August 13, 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:   /s/ Jonathan Bishop
              Jonathan Bishop
              President, Secretary and Treasurer

Dated: August 13, 2021

NUTRANOMICS, INC.

FINANCIAL STATEMENTS

(Unaudited)

NUTRANOMICS, INC.

NUTRANOMICS, INC.
CONDENSED BALANCE SHEETS April 30, 2021 (Unaudited)

	April 30,	July 31,
ASSETS	2021	2020
CURRENT ASSETS
Cash	$34	$1,343
Prepaid expenses	25,000	25,000
Total Current Assets	25,034	26,343

Total Assets	$25,034	$26,343

IABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,452,973	$1,349,444
Convertible notes payable, net of discount and premiums	1,673,268	1,924,153
Settlement under3(a)(10), including premiums	1,780,250	1,780,250
Note derivative liability	568,060	538,059
Settlement reserves	1,110,241	1,492,549
Total Current Liabilities	6,584,792	7,084,455

Total Liabilities	6,584,792	7,084,455

STOCKHOLDERS' DEFICIT
Preferred stock; par value of $.001, 25,000,000 shares authorized;
1,000,000 and 1,000,000 shares issued and outstanding at
April 30, 2021 and July 31, 2020, respectively	1,000	1,000
Common stock; par value of $.001, 10,000,000,000 shares authorized;
4,516,264,729 and 4,117,033,449 shares issued and outstanding at
April 30, 2021 and July 31, 2020, respectively	4,516,262	4,117,031
Additional paid in capital	972,072	1,196,495
Accumulated deficit	(12,049,092)	(12,372,638)
Total Stockholders' Deficit	(6,559,758)	(7,058,112)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$25,034	$26,343

The accompanying notes are an integral part of these condensed financial statements.

CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2021 AND 2020

(Unaudited)

 ,

	For the Three Months Ended		For the Nine Months Ended
	April 30,		April 30,
	2021	2020	2021	2020

REVENUES	$-	$-	$-	$871
COST OF SALES	-	-	-	1,278

GROSS PROFIT	-	-	-	(407)

OPERATING EXPENSES
General and administrative	158	48,863	4,042	124,557
Professional fees	10,890	(17,350)	26,890	82,497
Marketing and advertising	-	4,500	-	14,439
Salaries and wages	60,000	32,765	180,000	111,315

Total Operating Expenses	71,048	68,778	210,932	332,808

OPERATING (LOSS)	(71,048)	(68,778)	(210,932)	(333,215)

OTHER INCOME (EXPENSE)
Other income	458,516	-	458,516	-
Derivative expense	-	(60,140)	(30,001)	(60,140)
Gain on extinguishment of debt	220,390	-	220,390	-
Interest expense	(33,713)	(52,635)	(114,427)	(259,827)

Total Other Income (Expense)	645,193	(112,775)	534,478	(319,967)

NET INCOME (LOSS) BEFORE INCOME TAXES	574,145	(181,553)	323,546	(653,182)
Provision for income taxes	-	-	-	-

NET INCOME (LOSS)	$574,145	$(181,553)	$323,546	$(653,182)

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$0.0001	$(0.0001)	$0.0001	$(0.0002)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING

Weighted Average Shares Outstanding - Basic and Diluted	4,126,004,938	3,371,922,134	4,119,958,220	2,855,830,897

The accompanying notes are an integral part of these condensed financial statements.

NUTRANOMICS, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE THREE AND NINE MONTHS ENDED APRIL 30, 2021 AND 2019

(Unaudited)

For the Three Months Ended April 30, 2021

	Preferred Stock		Common Stock				Total
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Stockholders' (Deficit)
Balance, January 31, 2021	1,000,000	$1,000	4,117,033,449	$4,117,031	$1,196,495	$(12,623,237)	$(7,308,711)

Common stock issued on conversion of convertible notes	-	-	399,231,280	399,231	(224,423)	-	174,808

Net income for the three months ended April 30, 2021	-	-	-	-	-	574,145	574,145

Balance April 30, 2021	1,000,000	$1,000	4,516,264,729	$4,516,262	$972,072	$(12,049,092)	$(6,559,758)

For the Three Months Ended April 30, 2020

	Preferred Stock		Common Stock				Total
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Stockholders' (Deficit)
Balance, January 31, 2020	1,000,000	$1,000	2,942,869,449	$2,942,867	$2,335,189	$(11,893,472)	$(6,614,416)

Common stock for conversion of convertible note principal	-	-	162,000,000	162,000	(126,531)	-	35,469

Cancellation from conversion error	-	-	(27,300,000)	(27,300)	27,300	-	-

Common stock for settlement of 3(a)(10)	-	-	494,025,000	494,025	(494,025)	-	-

Net loss for the three months ended April 30, 2020	-	-	-	-	-	(181,553)	(181,553)

Balance, April 30, 2020	1,000,000	$1,000	3,571,594,449	$3,571,592	$1,741,933	$(12,075,025)	$(6,760,500)

NUTRANOMICS, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE THREE AND NINE MONTHS ENDED APRIL 30,2021 AND 2019

(Unaudited)

For the Nine Months Ended April 30,2021

	Preferred Stock		Common Stock				Total
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Stockholders' (Deficit)
Balance, July 31, 2020	1,000,000	$1,000	4,117,033,449	$4,117,031	$1,196,495	$(12,372,638)	$(7,058,112)

Common stock for conversion of convertible note principal	-	-	162,000,000	162,000	(126,531)	-	35,469

Net income for the nine months ended April 30, 2021	-	-	-	-	-	323,546	323,546

Balance April 30, 2021	1,000,000	$1,000	4,516,264,729	$4,516,262	$972,072	$(12,049,092)	$(6,559,758)

For the Nine Months Ended April 30, 2020

	Preferred Stock		Common Stock				Total
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Stockholders' (Deficit)
Balance, July 31, 2019	1,000,000	$1,000	2,161,787,677	$2,161,785	$2,898,955	$(11,421,843)	$(6,360,103)

Common stock for conversion of convertible note principal	-	-	826,257,772	826,258	(573,473)	-	252,785

Cancellation from conversion error	-	-	(27,300,000)	(27,300)	27,300	-	-

Common stock for settlement of 3(a)(10)	-	-	610,849,000	610,849	(610,849)	-	-

Net loss for the nine months ended April 30, 2020	-	-	-	-	-	(653,182)	(653,182)

Balance, April 30, 2020	1,000,000	$1,000	3,571,594,449	$3,571,592	$1,741,933	$(12,075,025)	$(6,760,500)

 The accompanying notes are an integral part of these condensed financial statements.

NUTRANOMICS, INC.
CONDENSED STATEMENTS OF CASH FLOWS April 30, 2021 & 2020 (Unaudited)
	The Nine Months Ended: For the Nine Months Ended
	April 30,
	2021	2020
OPERATING ACTIVITIES
Net Income (Loss)	$323,546	$(653,182)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Intangible asset impairment charge	-	3,703
Interest expense for note premium	-	38,333
Amortization of debt discount	-	9,494
Short-term notes issued for professional fees and expenses	-	25,000
Stock based expense	3,390	3,300
Derivative expense	30,001	60,140
Gain on extinguishment of debt	(220,390)	-
Changes in operating assets and liabilities:
Other current assets	-	(200,000)
Accounts payable and accrued expenses	243,152	136,787

Net Cash (Used in) Operating Activities	(2,609)	(576,425)

FINANCING ACTIVITIES
Proceeds from convertible notes		20,000
Proceeds from profit share partner	-	550,874
Proceeds form officer loans	1,300	7,610
Net Cash Provided by Financing Activities	1,300	578,484

Net (Decrease) Increase in Cash	(1,309)	2,059

Cash, Beginning of Period	1,343	739

Cash, End of Period	$34	$2,798

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-

Non-cash Investing and Financing activities:	-
Common stock for conversion of convertible note principal	$171,418	$253,785
Reclassification of note to convertible note due to assignment	$10,000	$-

The accompanying notes are an integral part of these condensed financial statements.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

NOTE 1- NATURE OF OPERATIONS

Corporate History

Health Education Corporation d/b/a NutraNomics, (the "Company or Nutranomics") was incorporated under the laws of the State of Delaware on February 14, 1996. The Company was originally organized to provide education services, books, cassette tapes and public presentations. The Company utilized several revenue generating tools in order to accomplish this goal including Live Blood Analysis, iridology, bone density screening and other self-help methods. In 1998, the Company changed its incorporation to the State of Utah. In 2001, the Company created its own line of nutritional products that quickly became its leading revenue source. The Company filed for the d/b/a. of “NutraNomics” in order to fully prepare and utilize the brand name for expansion. In retail outlets and to its clientele, the Company is now known as Nutranomics. The Company sells co-branded supplements direct to the public, through marketing partners and to third party health practitioners. The Company maintains multiple trademarks, trade names and patents.

Merger

On September 13, 2013, Buka Ventures, Inc. ("Buka"), a Nevada corporation since March 15, 2007 and the Company, executed and delivered a Share Exchange Agreement (the "Share Agreement") and all required or necessary documentation to complete a merger (collectively, the "Transaction Documents"), whereby Buka became the parent company and Nutranomics became the wholly-owned subsidiary on the closing of the Share Agreement. Prior to the closing of this transaction and pursuant to the Share Exchange Agreement, Buka canceled 25,000,000 of its 46,500,000 issued and outstanding common shares and simultaneously issued 25,005,544 shares of its common stock in exchange for 8,994,800 shares of Nutranomics common stock. The merger was treated as a reverse acquisition and a recapitalization of a public company. Accordingly, the historic financial statements of the Company are the historic financial statements of Nutranomics.  Buka’s name was formally changed to “Nutranomics, Inc.” in connection with the transaction.  The “Company” hereinafter refers to Nutranomics, Inc., the Nevada parent corporation, or Health Education Corporation d/b/a Nutranomics, the Utah subsidiary corporation, as the context requires (Health Education Corporation d/b/a Nutranomics terminated its legal entity status in Utah on December 31, 2013).

Change of State of Incorporation

On September 9, 2019 the Company filed Articles of Continuance with the Secretary of State of Wyoming, which changed the corporate registration from Nevada to Wyoming in accordance with the resolution of the Company’s board of directors dated May 23, 2019.

Increase in Authorized Shares of Common Stock

On March 17, 2020, the Wyoming Secretary of State approved the Company’s increase of authorized common stock to 10,000,000,000.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for annual financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”) for annual financial information. In the opinion of the Company’s management, the accompanying financial statements reflect all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation of the results for the year ending ended July 31, 2021.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. For the nine months ended April 30,2021 the Company has incurred net lincome of $323,546 and used cash of $2,609 in operations. Further, the Company has negative working capital of $6,559,758, a shareholders’ deficit of $6,559,758 and an accumulated deficit of $12,049,092 at April 30,2021 and does not have the requisite liquidity to pay its current obligations. Most of the debt obligations are currently in default. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management will seek to increase revenues and reduce costs, while raising capital through the sale of its stock. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Derivative Liabilities

In connection with the private placement of certain convertible notes beginning in January 2014, the Company became contingently obligated to issue shares of common stock in lieu of cash to liquidate the notes. The Company values these convertible notes payable using the multinomial lattice method that values the derivative liability within the notes based on a probability weighted discounted cash flow model. The resulting liability is valued at each reporting date and the change in the liability is reflected as change in derivative liability in the statement of operations.

Convertible Notes with Fixed Rate Conversion Options

 The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the Note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Revenue Recognition

Our revenue is derived from wholesale bulk products and retail products sold to individuals and resellers.

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606. The Company defers recognition of revenue until the performance obligations are fulfilled. Fulfillment is triggered by shipment of the related product to the contracted customer. Allowances for returns and retail incentives are deducted from the revenue to be recognized.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

The Company also recognizes revenues from the distribution of its product through trade partners. Related revenues consist of product costs, distribution fees, testing and labeling costs, as well as any associated administrative fees. The Company recognizes these revenues after the product has been shipped from the outsource manufacturer to the trade partner. The Company has contractual obligation to pay the outsource manufacturers, and as a principal in these arrangements the Company includes the total product price as revenue in accordance with applicable accounting guidance. The Company has separately negotiated contractual relationships with its trade partners, and under contracts with these trade partners the Company assumes the credit risk of product produced by the outsource manufacturer and dispensed to the trade partner.

Cost of Sales

The Company includes product costs (i.e. material, direct labor and overhead costs), shipping and handling expense, insurance on inventory, production-related depreciation expense and product license agreement expense in cost of sales.

Net Loss Per Share

Even though the Company has incurred income for the nine months ended April 30, 2021, this arises from one time write offs of liabilities; the Company will have a net loss for the year ended July 31, 2021 and with the net loss in 2020, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations.

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of April 30, 2021, the outstanding principal balance of convertible notes, the settlement balance for the 3(a)(10), and accrued interest of the convertible notes, totaled $3,504,657 and was convertible into 4,163,335,831 shares of common stock. It should be noted that contractually the limitations on these notes and warrants limit the number of shares converted to 4.99% or 9.99% of the outstanding shares.

NOTE 3 – COMMIMENTS, CONTINGENCIES AND LEGAL MATTERS

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Office Lease

The Company has a month-to-month lease for a sales and marketing office in Gladstone, Oregon. Since the lease term is monthly the Company has determined that the present value of the obligation is equal to the actual cash settlement no present value has been calculated. Additionally, no obligation and future service use assets have been recorded.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

Litigation

On August 15, 2019, a default judgement was issued to Typenex Co-Investment, LLC, for $559,367, arising from the Company’s default on the December 2, 2014, Typenex convertible note. The Company has reclassified the convertible note principal and accrued interest balances, along with related derivative balances to settlement reserves. The court also awarded the former note holder legal fees and interest of 22% from the date of the judgement until settled. Management has engaged legal counsel on the matter and has proposed various settlements with Typenex and believes that a settlement will be reached during the next fiscal year end. Management will assess the settlement reserve for adequacy once legal fees and interest is specified by the plaintiff.

The plaintiff has filed a motion seeking a court hearing to determine the existence of any assets to satisfy the default judgement.

Inventory Purchase Commitment and Profit Sharing Arrangement

On September 19, 2019, the Company entered into an agreement to purchase 100,000 pounds of industrial hemp with a CBD content of 14% or greater and THC content of less than .03% with a commercial hemp farm in California. A purchase deposit of $200,000 was made on September 25, 2019. The full amount of the deposit was recognized as expense as of July 31, 2020.

On September 20, 2019, the Company entered into a financing and profit-sharing arrangement with a third party to provide the working capital needed to purchase the hemp described above, from a vendor selected by the profit sharing party. The arrangement provided $550,874 for the deposit above on the hemp purchase and financing for transportation and initial processing into CBD. Repayment of the initial funding and profit sharing was expected once the final processing into CBD was complete and the end product was paid for by the ultimate purchaser. During the year ended July31, 2020, the Company determined that the hemp vendor could not meet the delivery obligation under the terms of the agreement. As a result the Company is in the process of either obtaining the hemp or a CBD distillate to fulfill the terms of the agreement with the profit sharing party, which has been informed of the situation. The Company has discussed various alternatives with the third party to settle the matter; the profit sharing party recognizes that the terms of the agreement specify that repayment is predicated on finished product sales, however the potential for arbitration is not considered likely but possible and final result is uncertain.  The Company has recognized the full amount of $550,874 as a liability recorded in settlement reserves, at April 30, 2021.

Other

The Company believes that it has taken into consideration all material, asserted claims and unasserted potential claims, in establishing settlement reserves, including current and legacy obligations under former management prior to July 2016.

Management of the Company has conducted a diligent search and concluded that, other than as disclosed herein, there were no commitments, contingencies, or legal matters pending at the balance sheet dates that have not been disclosed.

NOTE 4 – PREPAID EXPENSES OTHER CURRENT ASSETS

Prepaid expenses were recorded for services to be rendered in conjunction with management’s project to improve financial and operational structure; a note was issued and recorded as payment for these services.

	April 30,2021	July 31, 2020
Prepaid expenses	$ 25,000	$ 25,000

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts Payable and Accrued Expenses at October and July31, 2020, represent the following:

	April 30,2021	July 31, 2020
Accounts payable	$ 550,429	$ 550,729
Accrued interest	518,192	620,896
Other accrued expenses	384,352	177,819
Total	$ 1,452,973	$ 1,349,444

NOTE 6 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consisted of the following:

	April 30, 2021	July 31, 2020
Principal – Convertible notes issued prior to July 2016	$491,333	$592,218
Principal – Convertible notes issued prior to July 2016 under settlement arrangements	134,382	144,382
Principal – Convertible notes issued since July 2016	555,500	620,500
Principal 3(a)(10) settlement arrangement	890,125	890,125
Other Convertible notes issued since July 2016	36,250	36,250
Premiums – Convertible notes issued since July 2016	1,345,928	1,420,928
Total – Convertible notes payable, net	$3,453,518	$3,704,403

Legacy Notes Issued Prior to July 2016 – September 2013 to July 2016

On September 27, 2013, the Company issued a convertible note to an unrelated party for $250,000 that matured on September 27, 2015. The note bears an interest rate of 10% per annum with a floor of $.005 per share, and principal is convertible in part or in whole into shares of the Company's common stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at maturity date. Evolution Capital Partners, LLC, acquired the note through an assignment in December 2015. The unconverted balance at April 30, 2021, was $250,000.

On October 18, 2013, the Company issued a convertible note to an unrelated party for $125,000 that matured on October 18, 2015. The note bears an interest rate of 10% per annum with a floor of $.005 per share, and principal is convertible in part or in whole into shares of the Company's common stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at the maturity date. Evolution Capital Partners, LLC, acquired the note through an assignment in December 2015. The unconverted balance at April 30,2021, was $68,850.

On November 22, 2013, the Company issued a convertible note to an unrelated party for $150,000 that matured on November 22, 2015. The note bears an interest rate of 10% per annum with a floor of $.005 per share, and principal is convertible in part or in whole into shares of the Company's common stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at the maturity date. Evolution Capital Partners, LLC, acquired the note through an assignment in December 2015. The unconverted balance at April 30,2021, was $150,000.

On December 2, 2014, the Company entered into a collateralized secured convertible promissory note with LG Capital Funding, LLC ("LG"), a New York limited liability company, for an 8% convertible promissory note with an aggregate principal amount of $73,500, which together with any unpaid accrued interest was due on December 2, 2015. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder's option at a variable conversion price calculated as 58% of the average of the lowest three closing bid prices during the ten-trading day period ending on the conversion date. This note was funded on December 10, 2014, when the Company received cash in the amount of $70,000, with the remaining $3,500 being used for LG’s legal and other origination expenses.  The unconverted balance of the note at April 30,2021, of $67,141 and accrued interest of $79,193 was written off and included in gain on extinguishment of debt.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

On December 2, 2014, the Company entered into a convertible promissory note with JMJ Financial, a Nevada sole proprietorship (“JMJ”), with a face amount of $350,000, of which the Company is to assume $35,000 in original interest discount (“OID”), which together with any unpaid accrued interest was due on Dec 2, 2016.  The note is to be funded by JMJ at its discretion, and the initial tranche was funded on December 16, 2014, when the Company received cash in the amount of $55,000. The note balance funded (plus a pro rata portion of the OID) together with any unpaid accrued interest is convertible into shares of common stock at a variable conversion price calculated as 65% of the average of the lowest trade price during a 25-day period ending on the last complete trading day prior to the conversion date. On December 16, 2014, the Company estimated the fair market value of the derivative liability associated with the bifurcated conversion feature to be $71,321. The unconverted balance of the note at April 30,2021, of $33,744 and accrued interest of $40,312 was written off and included in gain on extinguishment of debt.

.On June 2, 2015, the Company entered into a convertible promissory note with Firehole River Capital, LLC for a 12% convertible promissory note with an aggregate principal amount of $27,500 which together with any unpaid accrued interest was due on March 2, 2015. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder's option at a variable conversion price calculated as 58% of the Market Price, which means the lowest Trading Price (defined as the closing bid prices) during the 10-trading day period ending on the last complete trading day prior to the conversion date. On July 8, 2015 the Company received cash in the amount of $17,400, with the remaining $10,100 being used for legal fees. The Company analyzed the note on the issuance date and determined that the variable conversion price exceeded the authorized number of shares resulting in the need for bifurcation into a separate derivative liability valued at fair market value. The Company estimated the fair market value of the derivative liability associated with the bifurcated conversion feature to be $31,695. The unconverted principal balance of the note at April 30,2021, was $22,483.

On September 14, 2015, at the time of former CEO, Mr. Doron’s, resignation, Mr. Doron received a convertible note from the Company in the aggregate principal amount of $299,382 in satisfaction of his accrued salary and stock payables. This note matured on March 14, 2016 and bears no interest. This convertible note is convertible into shares of common stock at the holder's option at 100% of the closing bid price of such common stock on the trading day immediately preceding the conversion. The Company determined that the variable conversion price exceeded the authorized number of shares resulting in the need for bifurcation into a separate derivative liability valued at fair market value. On October 31, 2015, the Company estimated the fair market value of the derivative liability associated with the bifurcated conversion feature to be $4,291 and a discount on the note of $4,291. On March 23, 2018, Mr. Doron sold $25,000 of face value of the note to a third party. During the year ended July 31, 2019 Mr. Doron sold an additional $105,000 of face value of the note to a third party (a settlement arrangement). During the year ended July 31, 2020, Mr. Doron sold an additional $35,000 of the face value of the note to a third party. The remaining unconverted balance of the note at April 30,2021, was $134,382.

Notes Issued During Restructuring Period – July 2016 to Present

On October 24, 2017, the Company issued a convertible note payable for $50,000 to Livingston Asset Management LLC for certain services to be rendered in conjunction with financial and operational restructuring. The note has an interest rate of 10% and matured on April 30, 2018. The note is subject to customary default provisions for similar notes. The note may be converted into common stock at any time after issuance at a 25% discount to the lowest closing bid price for the stock during the 30 trading days immediately preceding the delivery of conversion notice to the Company. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $33,333 charged to interest expense. The note is now covered by the 3(a)(10) settlement.

On February 14, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $1,200. The note funded expenses incurred by the Company during restructuring. The note has debt discount of $200 to be amortized to interest expense over the life of the note. The note has an interest rate of 12%, matured on August 31, 2018 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $1,200 was recorded with a charge to debt discount, which was amortized to interest expense as of July 31, 2019. The note balance as of April 30,2021, is $1,200.

On March 23, 2018, the Company issued a convertible note payable to an individual investor in the amount of $20,000; the funds from the note were used for general corporate purposes. The note has an interest rate of 12%, matured on March 19, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $27,936 was recorded with charges to derivative expense of $7,936 and to debt discount of $20,000, which was fully amortized to interest expense as of April 30,2021. The note balance as of April 30, 2020, is $20,000.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

On May 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on December 31, 2018 and can be converted into common shares at the 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note and accrued interest were converted into 133,917,280 shares of the Company’s common stock on April 28, 2021.

On June 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on July 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note and accrued interest were converted into 133,067,960 shares of the Company’s common stock on April 28, 2021.

On June 29, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $2,500. The note funded expenses incurred by the Company during restructuring. The note has debt discount of $135 to be amortized to interest expense over the life of the note. The note has an interest rate of 12%, matured on December 29, 2018 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $3,176 was recorded with a charge to debt discount of $2,500 to be amortized over the life of the note and a charge of $976 to derivative expense. The note balance as of April 30,2021, is $2,500.

On July 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on February 28, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note and accrued interest were converted into 132,246,040 shares of the Company’s common stock on April 28, 2021.

On July 20, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $3,500. The note has debt discount of $12. The note has an interest rate of 12%, matured on January 21, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $4,688 was recorded with a charge to debit discount of $3,500 to be amortized over the life of the note and a charge of $1,188 to derivative expense. The note balance as of April 30,2021, is $3,500.

On August 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on March 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of April 30,2021, is $25,000.

On August 15, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $7,500. The note has debt discount of $500. The note proceeds were paid directly to vendors for services rendered. The note has an interest rate of 12%, matured on February 14, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $12,018 was recorded with a charge to debt discount of $7,500 to be amortized over the life of the note and a charge of $4,518 to derivative expense. The note balance as of April 30,2021, is $7,500.

On September 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on April 30, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of April 30,2021, is $25,000.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

On September 5, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $5,500. The note has debt discount of $319. The note proceeds were paid directly to vendors for services rendered. The note has an interest rate of 12%, matured on March 4, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $8,060 was recorded with a charge to debt discount of $5,500 to be amortized over the life of the note and a charge of 2,560 to derivative expense. The note balance as of April 30,2021, is $5,500.

On September 17, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $3,500. The note has debt discount of $500. The note proceeds were used for general corporate purposes. The note has an interest rate of 12%, matured on March 16, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $5,244 was recorded with a charge to debt discount of $3,500 to be amortized over the life of the note and a charge of 1,744 to derivative expense. The note balance as of April 30,2021, is $3,500.

On October 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on May 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of April 30,2021, is $25,000.

On October 5, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $4,000. The note has an interest rate of 12%, matured on March 16, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $5,244 was recorded with a charge to debt discount of $4,000 to be amortized over the life of the note and a charge of 1,244 to derivative expense. The note balance as of April 30,2021, is $4,000.

On November 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on June 30, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of April 30,2021, is $25,000.

On November 16, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $4,000. The note has debt discount of $500. The note proceeds were paid directly to vendors for services rendered. The note has an interest rate of 12%, matured on May 15, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $5,244 was recorded with a charge to debt discount of $3,500 to be amortized over the life of the note and a charge of 1,744 to derivative expense. The note balance as of April 30,2021, is $4,000.

On December 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on July 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of April 30,2021, is $25,000.

On January 1, 2019 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on August 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of April 30,2021, is $25,000.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

On February 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on September 30, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $25,000 was charged to interest expense on the issuance date. The note balance as of April 30,2021, is $25,000.

On February 2, 2019, the Company issued a convertible note payable to an individual investor in the amount of $30,000. The note has an interest rate of 12%, matures on February 2, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated and recorded. The note balance as of April 30,2021, is $25,000.

On March 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on October 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note will be accounted for as stock settled debt under ASC 480 and a premium of $25,000 will be charged to interest expense on the issuance date. The note balance as of April 30,2021, is $25,000.

On April 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on November 30, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $25,000 will be charged to interest expense on the issuance date. The note balance as of April 30,2021, is $25,000.

On April 4, 2019, the Company issued a convertible note payable for cash payments of $24,500 with an original issue discount of $2,500 to Oscaleta Partners, LLC in the amount of $27,000. The OID will be amortized over the life of the loan. The note has an interest rate of 12%, matures on October 3, 2019 and can be converted into common shares at the lesser of: $.00075 or 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated and recorded. The note balance as of April 30,2021, is $27,000.

On May 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on December 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $25,000 was charged to interest expense on the issuance date. The note balance as of April 30,2021, is $25,000.

On June 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on January 31, 2020 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $25,000 was charged to interest expense on the issuance date. The note balance as of April 30,2021, is $25,000.

On June 7, 2019, the Company issued a convertible note payable to an individual investor in the amount of $20,000. The note has an interest rate of 12%, matures on June 6, 2020 and can be converted into common shares 40% of the lowest bid price during the 20 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $30,000 was charged to interest expense on the issuance date. The note balance as of April 30,2021, is $20,000.

On July 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on February 28, 2020 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note will be accounted for as stock settled debt under ASC 480 and a premium of $25,000 was charged to interest expense on the issuance date. The note balance as of April 30,2021, is $25,000.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

On July 11, 2019, Trillium Partners LP purchased $20,000 of the note first issued to the former CEO Michael Doron on September 14, 2015. Following the sale, the original note balance was reduced to $169,382. The assignment and restatement of terms provides for conversion of the principal into common shares at the lower of $.001 or 50% of the lowest closing bid price during the 30 trading days immediately preceding the issuance of a conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value of $80,016, was calculated and recorded. The original Doron note balance is $169,382 following the assignment. On September 27, 2019, Trillium converted $9,500 of principal into 70,666,667 common shares, on January 16, 2020, Trillium converted $1,700 of principal into 56,000,000, common shares and on February 18, 2020 an additional $7,000 in principal was converted into common shares. Following the conversions, the note balance as of April 30,2021, is $1,800. $45,609 of the derivative liability was reclassified to additional paid in capital in conjunction with the conversions.

On July 15, 2019, the Company issued a convertible note payable to an individual investor in the amount of $15,000. The note has an interest rate of 12%, matures on July 14, 2020 and can be converted into common shares at 40% of the lowest bid price during the 20 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $22,500 was charged to interest expense on the issuance date. The note balance as of April 30,2021, is $15,000.

On August 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on February 28, 2020 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note will be accounted for as stock settled debt under ASC 480 and a premium of $25,000 will be charged to interest expense on the issuance date. The note balance as of April 30,2021, is $25,000.

On February 7, 2020, the Company issued a convertible note to an individual in the amount of $20,000. The note bears interest at 10% per annum, matures on February 7, 2021 and is convertible into common stock. The conversion price is to be 40% of the lowest closing bid price during the twenty days preceding the conversion notice. Due to the fixed percentage conversion terms it will be treated as stock settled debt in accordance with ASC 480.

Court Approved Settlement under Rule 3(a)(10)

On December 18, 2015, accounts payable totaling $45,000 were converted into convertible notes in exchange for a 10% one-time fee. Two $5,000 notes are past due at January 31, 2016 and are convertible at a 10% discount to the prior day’s closing price. The balance ($35,000) of the notes were due July on 18, 2016 and are convertible at a 42% discount to the average of the ten prior trading days’ closing price. $35,000 of derivative liability was recorded as debt discount upon issuance of the note maturing on July 18, 2016. The note is now covered by the 3(a)(10) settlement and reclassified to the 3(a)(10) note along with the related derivative liability being reclassified as put premium. (See Note 7)

On October 24, 2017, the Company issued a convertible note payable for $50,000 to Livingston Asset Management LLC for certain services to be rendered in conjunction with financial and operational restructuring. The note has an interest rate of 10% and matured on April 30, 2018. The note is subject to customary default provisions for similar notes. The note may be converted into common stock at any time after issuance at a 25% discount to the lowest closing bid price for the stock during the 30 trading days immediately preceding the delivery of conversion notice to the Company. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $33,333 charged to interest expense. The note is now covered by the 3(a)(10) settlement and reclassified to the 3(a)(10) note. (See Note 7)

Six past due convertible fee notes totaling $150,000 issued to Oscaleta Partners LLC for each month from November 1, 2017, to April 1, 2018, were covered in the 3(a)(10) settlement. The convertible notes were accounted for as stock settled debt under ASC 480 and premiums of $150,000 were recorded with a charge to interest expense at issuance. The notes have been reclassified to the 3(a)(10), liability. (See Note 7)

Other Convertible Notes

On October 15, 2018 an individual investor was issued a convertible note payable in the amount of $10,000. The note proceeds were used for general corporate purposes. The note has an interest rate of 10%, matures on October 15, 2020 and can be converted into common shares at fixed price of $.0004. The note balance as of April 30,2021, is $10,000.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

On May 16, 2019, the Company issued a note to an individual for $25,000; cash used for general corporate purposes. The note calls for monthly principal repayments of $5,000, beginning July 1, 2019. The payments due have not been made and penalties of $2,500, will be charged after each 45-day delinquent payment, the payment is to be additional common shares valued at the market price on the 46th day of delinquency. Additionally, a royalty payment of 10% of specific product sales capped at approximately $3,000 is charged in lieu of interest. The note balance as of April 30,2021, is $25,000. The Company and the note holder have reached an oral agreement to settle the liability and will execute the final agreement prior to the end of the fiscal year (July 31, 2021).

The May 16, 2019 note includes a warrant for $10,000 in common stock at the market price on the date of issuance. The price of the Company’s stock was $.0009 on the note issuance date, which equates to 11,111,111 common shares, resulting in $10,000 recorded as additional paid in capital offset with derivative liability. Changes to the value of the warrant, if material will be recorded as fair market values changes to the derivative liability at each reporting date. The terms of the note have been amended and will be finalized by July 31, 2021.

NOTE 7 – DEBT SETTLEMENT UNDER COURT ORDER – 3(a)(10)

On January 3, 2019, a US District Court approved a settlement that covered $950,769 of notes, convertible notes and amounts owed to various creditors (collectively the “Creditors”)”). One Creditor withdrew from the settlement leaving $890,125 in the final settlement pool. Livingston Asset Management, LLC, (“LAM”) under individual agreements with the Creditors, fixed the amount owed and as such there is no further interest due on these liabilities. As a result of the change in obligor amounts formerly classified as notes payable, convertible notes, accrued expenses and accounts payable have been reclassified into the 3(a)(10) settlement. The terms of the agreements (including the related agreement between LAM and the Company) the Company will issue shares directly to LAM as requested and LAM will sell the shares (unrestricted as allowed under Section 3(a)(10) of the 1933 Securities Act) on the open market through unaffiliated brokers. The shares are issued to LAM at a 50% discount to the sale price, as such the Company has accounted for the $890,125 settlement amount as stock settled debt under ASC 480 and recorded a premium of $890,125 with a charge to loss on debt extinguishment of $673,699. The charge to loss on debt extinguishment was net of premiums and derivative liabilities directly associated with the Creditor liabilities as originally recorded. Sales to liquidate creditor balances have occurred as of October 31, 2020, however the accounting for the payments and costs have been delayed due to personnel restrictions during the COVID 19 quarantine, and the balance remains $890,125. (See Note 10)

NOTE 8- DERIVATIVE LIABILITIES

FASB ASC 820 defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:

·	Level one -- Quoted market prices in active markets for identical assets or liabilities;
·	Level two – Inputs, other than level one inputs, that are either directly or indirectly observable; and
·	Level three -- Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter and has determined that all derivative liabilities are level three. The Company has one liability measured at fair value on a recurring basis, which consists of a derivative liability on certain convertible notes payable and warrants. As of April 30,2021, this derivative liability had an estimated fair value of $568,060. The Company has no assets that are measured at fair value on a recurring basis.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

The following table presents information about our derivative liability related to convertible notes, which was our only financial instrument measured at fair value on a recurring basis using significant inputs other than level one inputs that are either directly or indirectly observable (Level 2) as of April 30,  2021:

Total
Balance at July 31, 2020	538,059
Initial derivative expense	30,001

Balance at April 30, 2021	$568,060

The fair value of this derivative liability was calculated using the multinomial lattice models that values the derivative liability within the notes based on a probability weighted discounted cash flow model. These models are based on future projections of the various potential outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion feature with the reset provisions; redemption provisions; and the default provisions. Assumptions used to calculate the fair value of the derivative liability were as follows:

Expected term in years	0-1
Risk-free interest rates	1.7%
Volatility	235%
Dividend yield	0%

In addition to the assumptions above, the Company also takes into consideration whether or not the Company would participate in another round of financing and if that financing is registered or not and what that stock price would be for the financing at that time.

Derivative liabilities for notes that have matured remain at the historic liability amount unless converted into common shares at which time the proportionate principal and derivative liability are decreased. All of the Company’s convertible notes having embedded conversion features treated as derivative liabilities have matured and therefore no changes due to fair market valuation have been calculated during the nine months ended April 30, 2021.

NOTE 9 – SETTLEMENT RESERVES

Certain liabilities and contingencies have been accrued as expense and are collectively classified as settlement reserves. The balance at April 30, 2021 of $1,110,241 includes judgement amounts for a former note holder and $550,874, due to a hemp venture partner, which has been reclassified to settlement reserves due to the uncertainty surrounding the ability to procure the hemp for which the funds were advanced. During the nine months ended April 30, 2021, management has concluded that legal settlement reserves were more than the expected liabilities and recognized $382,308 of other income related to the adjustment of reserves.

NOTE 10- STOCKHOLDERS’ DEFICT

There are 25,000,000 shares of Series A Preferred stock authorized and 1,000,000 outstanding at April 30, 2021.

On March 17, 2020, the Wyoming Secretary of State approved the Company’s increase of authorized common stock to 10,000,000,000.

The Company has ten billion authorized shares. At April 30, 2021, and July 31, 2020, there are 4,163,335,831 and 4,117,033,449 shares of common stock, outstanding, respectively.

The stockholders’ deficit is $6,559,758, at April 30, 2021 and $7,058,112 at July 31, 2020.

Common Stock Outstanding under 3(a)(10) Settlement

The total shares issued for the 3(a)(10) as of April 30,2021 is 1,256,288,000. The shares are issued at par with equal offset to additional paid in capital until proceeds of share sales are confirmed by the creditor covered under the settlement, at which time the liability will be reduced with a credit to additional paid in capital. As of April 30, 2021, no such confirmations have been received.

NUTRANOMICS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

April 30, 2021 (Unaudited)

Issuance of Common Stock for Conversion of Notes Payable

On April 28, 2021, the Company issued 399,231,280 shares of common stock to Oscaleta Partners LLC in conversion of $75,000, $21,418 and $3,390 of principal, accrued interest and conversion fees respectively.

NOTE 11- SUBSEQUENT EVENTS

On May 21, 2021, the Company issued 73.000,000 shares of common stock to Trillium Partners LP in conversion of $26,800 and $2,400 of principal and conversion fees respectively. The original note was dated September 14, 2015 and was issued for officer compensation, Trillium obtained the notes for cash in a purchase and assignment.

Between May 1, and May 27, 2021, the Company issued 496,451,514 shares of common stock to Oscaleta Partners LLC in conversion of $150,000, $38,273 and $6,780 of principal, accrued interest and conversion fees respectively. The notes were dated from May 1, 2018 through January 1, 2019 for services and fees.

Between May 21, and May 27, 2021, the Company issued 298.405,334 shares of common stock to Oscaleta Partners LLC in conversion of $58,700, $18,764 and $10,240 of principal and conversion fees respectively. The notes were dated between February 12, 2018 and April 4, 2019 and were issued for cash,

Issuance of Convertible Note Payable

On May 3, 2021, The Company issued a convertible note payable to Livingston Asset Management LLC, for $45,000 in principal of which $5,000 is original issue discount (“OID”) and $40,000 cash to be used for general corporate purposes. The note matures October 31, 2021, bears interest of 10% and is convertible into common stock at a fixed price of $0.0002 per share.

Management has reviewed all events and contingencies since April 30,2021 through the issuance date of the report and found not material events or contingencies of a reportable nature.

NUTRANOMICS, INC.
BALANCE SHEETS July 31, 2020 & 2019 (Unaudited)

	July 31,	July 31,
ASSETS	2020	2019
CURRENT ASSETS
Cash	$1,343	$739
Prepaid expenses	25,000	25,000
Total Current Assets	26,343	25,739

INTANGIBLES, net	-	3,703

Total Assets	$26,343	$29,442

IABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,349,444	$1,111,459
Convertible notes payable, net of discount and premiums	1,924,153	1,929,237
Settlement under3(a)(10), including premiums	1,780,250	1,780,251
Note derivative liability	538,059	626,224
Warrant derivative liability	-	4,444
Settlement reserves	1,492,549	937,930
Total Current Liabilities	7,084,455	6,389,545

Total Liabilities	7,084,455	6,389,545

STOCKHOLDERS' DEFICIT
Preferred stock; par value of $.001, 25,000,000 shares authorized;
1,000,000 and 1,000,000 shares issued and outstanding at
July 31, 2020 and 2019, respectively	1,000	1,000
Common stock; par value of $.001, 10,000,000,000 shares authorized;
4,117,033,449 and 2,161,787,677 shares issued and outstanding at
July 31, 2020, and 2019, respectively	4,117,031	2,161,785
Additional paid in capital	1,196,495	2,898,955
Accumulated deficit	(12,372,638)	(11,421,843)
Total Stockholders' Deficit	(7,058,112)	(6,360,103)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$26,343	$29,442

 The accompanying notes are an integral part of these financial statements.

NUTRANOMICS, INC.

STATEMENTS OF OPERATIONS

Years Ended July 31, 2020 and 2019 (Unaudited)

	For the Twelve Months Ended
	July 31,
	2020	2019

REVENUES	$871	$59,544
COST OF SALES	1,278	37,979

GROSS PROFIT	(407)	21,565

OPERATING EXPENSES
General and administrative	326,267	79,412
Advertising and marketing	15,439	9,626
Professional fees	83,108	434,583
Salaries and wages	170,288	71,557
Total Operating Expenses	595,102	595,178

OPERATING (LOSS)	(595,509)	(573,613)

OTHER INCOME (EXPENSE)
Other income(expense)	-	(22,010)
Change in fair value of derivative	-	(98,789)
Derivative expense	(60,140)	(191,580)
Interest expense	(295,146)	(678,761)
Loss on extinguishment	-	(673,699)
Total Other Income (Expense)	(355,286)	(1,664,839)

NET (LOSS) BEFORE INCOME TAXES	(950,795)	(2,238,452)

Provision for income taxes	-	-

NET (LOSS)	$(950,795)	$(2,238,452)

BASIC AND DILUTED LOSS PER SHARE	$(0.0003)	$(0.0016)

Weighted Average Shares Outstanding - Basic and Diluted	3,725,474,097	1,390,624,924

The accompanying notes are an integral part of these financial statements.

NUTRANOMICS, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED JULY 31, 2020 AND 2019

(Unaudited)

For the Year Ended July 31, 2020 and 2019

	Preferred Stock		Common Stock				Total
	Shares	Amount	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Stockholders' (Deficit)

Balance, July 31, 2018	1,000,000	1,000	1,300,913,704	1,300,911	3,421,830	(9,183,391)	(4,459 ,650)

Issuance of warrants for debt commitment	-	-	-	-	(10,000)	-	(10,000)

Common Stock for conversion of convertible note principal	-	-	760,873,973	760,874	(412,875)	-	347,999

Common stock issued for 3(a)(10)	-	-	100,000,000	100,000	(100,000)	-	-

Net loss for the year ended July 31, 2019	-	-	-	-	-	(2,238,452)	(2,238,452)

Balance, July 31, 2019	1,000,000	1,000	2,161,787,677	2,161,785	2,898,955	(11,421,843)	(6,360,103)

Common stock for conversion of convertible notes	-	-	826,257,772	826,258	(573,472)		252,786

Cancellation from conversion error			(27,300,000)	(27,300)	27,300		-

Common stock issued for settlement 3(a)(10)	-	-	1,156,288,000	1,156,288	(1,256,288)	-	-

Net loss for the year ended July 31, 2020	-	-	-	-	-	(950,795)	(950,795)

Balance July 31, 2020	1,000,000	$1,000	4,117,033,449	$4,117,031	$1,196,495	$(12,372,638)	$(7,058,112)

The accompanying notes are an integral part of these financial statements.

NUTRANOMICS, INC.
STATEMENTS OF CASH FLOWS For the Years ended July 31, 2020 and 2019 (Unaudited)
	The Year Ended
	July 31,
	2020	2019
OPERATING ACTIVITIES
Net (Loss)	$(950,795)	$(2,238,452)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Loss on debt extinguishment	-	673,699
Impairment charge for intangible asset	3,703	-
Stock based expense	3,300	-
Interest expense for note premium	38,333	490,000
Amortization of debt discount	9,494	63,652
Short-term notes issued for professional fees & expenses	25,000	300,000
Changes in fair market value of derivatives	-	98,789
Derivative expense	60,140	213,076
Changes in operating assets and liabilities:
Prepaid expenses	-	24,000
Other assets	-	23,267
Inventory	-	25,234
Deferred revenue	-	(222)
Accounts payable and accrued expenses	240,555	159,110
Net Cash (Used in) Operating Activities	(570,270)	(167,847)

FINANCING ACTIVITIES
Proceeds from profit share partner	550,874	-
Proceeds from convertible debt issued	20,000	167,977
Net Cash Provided by Financing Activities	570,874	167,977

Net Increase in Cash and Cash Equivalents	604	130

Cash and Cash Equivalents, Beginning of Year	739	609

Cash and Cash Equivalents, End of Year	$1,343	$739
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

Non-cash Investing and Financing activities:
Debt discount	$-	$28,946
Conversion of debt to common stock	$252,786	$-
Convertible debt premium	$38,332	$562,705
Derivative liability reclassified to settlement reserve (2020) and debt premium	$4,444	$54,608

The accompanying notes are an integral part of these financial statements.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

NOTE 1- NATURE OF OPERATIONS

Corporate History

Health Education Corporation d/b/a NutraNomics, (the "Company or Nutranomics") was incorporated under the laws of the State of Delaware on February 14, 1996. The Company was originally organized to provide education services, books, cassette tapes and public presentations. The Company utilized several revenue generating tools in order to accomplish this goal including Live Blood Analysis, iridology, bone density screening and other self-help methods. In 1998, the Company changed its incorporation to the State of Utah. In 2001, the Company created its own line of nutritional products that quickly became its leading revenue source. The Company filed for the d/b/a. of “NutraNomics” in order to fully prepare and utilize the brand name for expansion. In retail outlets and to its clientele, the Company is now known as Nutranomics. The Company sells co-branded supplements direct to the public, through marketing partners and to third party health practitioners. The Company maintains multiple trademarks, trade names and patents.

Merger

On September 13, 2013, Buka Ventures, Inc. ("Buka"), a Nevada corporation since March 15, 2007 and the Company, executed and delivered a Share Exchange Agreement (the "Share Agreement") and all required or necessary documentation to complete a merger (collectively, the "Transaction Documents"), whereby Buka became the parent company and Nutranomics became the wholly-owned subsidiary on the closing of the Share Agreement. Prior to the closing of this transaction and pursuant to the Share Exchange Agreement, Buka canceled 25,000,000 of its 46,500,000 issued and outstanding common shares and simultaneously issued 25,005,544 shares of its common stock in exchange for 8,994,800 shares of Nutranomics common stock. The merger was treated as a reverse acquisition and a recapitalization of a public company. Accordingly, the historic financial statements of the Company are the historic financial statements of Nutranomics.  Buka’s name was formally changed to “Nutranomics, Inc.” in connection with the transaction.  The “Company” hereinafter refers to Nutranomics, Inc., the Nevada parent corporation, or Health Education Corporation d/b/a Nutranomics, the Utah subsidiary corporation, as the context requires (Health Education Corporation d/b/a Nutranomics terminated its legal entity status in Utah on December 31, 2013).

Change of State of Incorporation

On September 9, 2019 the Company filed Articles of Continuance with the Secretary of State of Wyoming, which changed the corporate registration from Nevada to Wyoming in accordance with the resolution of the Company’s board of directors dated May 23, 2019.

Increase in Authorized Shares of Common Stock

On March 17, 2020, the Wyoming Secretary of State approved the Company’s increase of authorized common stock to 10,000,000,000.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited  financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for annual financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”) for annual financial information. In the opinion of the Company’s management, the accompanying financial statements reflect all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation of the results for the year ending ended July 31, 2020.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. For the year ended July 31, 2020 the Company has incurred net losses of $950,795 and used cash of $570,270 in operations. Further, the Company has negative working capital of $7,058,112, shareholders’ deficit of $7,058,112 and an accumulated deficit of $12,372,638 at July 31, 2020 and does not have the requisite liquidity to pay its current obligations. Most of the debt obligations are currently in default. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management will seek to increase revenues and reduce costs, while raising capital through the sale of its stock. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

Derivative Liabilities

In connection with the private placement of certain convertible notes beginning in January 2014, the Company became contingently obligated to issue shares of common stock in lieu of cash to liquidate the notes. The Company values these convertible notes payable using the multinomial lattice method that values the derivative liability within the notes based on a probability weighted discounted cash flow model. The resulting liability is valued at each reporting date and the change in the liability is reflected as change in derivative liability in the statement of operations.

Convertible Notes with Fixed Rate Conversion Options

 The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the Note date with a charge to interest expense in accordance with ASC 480 - “Distinguishing Liabilities from Equity”.

Revenue Recognition

Our revenue is derived from wholesale bulk products and retail products sold to individuals and resellers.

Effective October 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers, which is effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five-step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; and e) Recognize revenue when (or as) performance obligations are satisfied. The impact of the Company’s initial application of ASC 606 did not have a material impact on its financial statements and disclosures and there was no cumulative effect of the adoption of ASC 606. The Company defers recognition of revenue until the performance obligations are fulfilled. Fulfillment is triggered by shipment of the related product to the contracted customer. Allowances for returns and retail incentives are deducted from the revenue to be recognized.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

The Company also recognizes revenues from the distribution of its product through trade partners. Related revenues consist of product costs, distribution fees, testing and labeling costs, as well as any associated administrative fees. The Company recognizes these revenues after the product has been shipped from the outsource manufacturer to the trade partner. The Company has contractual obligation to pay the outsource manufacturers, and as a principal in these arrangements the Company includes the total product price as revenue in accordance with applicable accounting guidance. The Company has separately negotiated contractual relationships with its trade partners, and under contracts with these trade partners the Company assumes the credit risk of product produced by the outsource manufacturer and dispensed to the trade partner.

Cost of Sales

The Company includes product costs (i.e. material, direct labor and overhead costs), shipping and handling expense, insurance on inventory, production-related depreciation expense and product license agreement expense in cost of sales.

Net Loss Per Share

As the Company has incurred losses for the year ended July 31, 2020 and 2019, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculations.

Basic loss per share is calculated by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings (loss) of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless such dilutive potential shares would result in anti-dilution. As of July 31, 2020, the outstanding principal balance, the settlement balance for the 3(a)(10), including accrued interest of the convertible debt, totaled $2,844,942 and was convertible into 38,706,635,236 shares of common stock. It should be noted that contractually the limitations on these notes and warrants limit the number of shares converted to 3,328,950,351. The total dilutive potential shares of 38,706,635,236 exceed the number of common shares authorized and unissued.

NOTE 3 – COMMIMENTS, CONTINGENCIES AND LEGAL MATTERS

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Office Lease

The Company has a one year lease for a sales and marketing office with Coast Huntington LLC for $1,162 monthly payments. Since the lease term is for one year and may be cancelled with a sixty day notice the Company has determined that the present value of the obligation is equal to the actual cash settlement no present value has been calculated. Additionally, no obligation and future service use assets have been recorded.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

Litigation

On August 15, 2019, a default judgement was issued to Typenex Co-Investment, LLC, for $559,367, arising from the Company’s default on the December 2, 2014, Typenex convertible note. The Company has reclassified the convertible note principal and accrued interest balances, along with related derivative balances to settlement reserves. The court also awarded the former note holder legal fees and interest of 22% from the date of the judgement until settled. Management has engaged legal counsel on the matter and has proposed various settlements with Typenex and believes that a settlement will be reached prior to the next fiscal year end. Management will assess the settlement reserve for adequacy once legal fees and interest is specified by the plaintiff.

The plaintiff has filed a motion seeking a court hearing to determine the existence of any assets to satisfy the default judgement.

Management has retained counsel and has filed a motion to dismiss the default judgement on the grounds that the summons to answer the default complaint was not presented to the Company due to no fault of the Company. The Court upheld the default judgement.

Inventory Purchase Commitment and Profit Sharing Arrangement

On September 19, 2019, the Company entered into an agreement to purchase 100,000 pounds of industrial hemp with a CBD content of 14% or greater and THC content of less than .03% with a commercial hemp farm in California. A purchase deposit of $200,000 was made on September 25, 2019. A reserve for the full amount of the deposit was recognized in the balance sheet as of July 31, 2020.

On September 20, 2019, the Company entered into a financing and profit-sharing arrangement with a third party to provide the working capital needed to purchase the hemp described above, from a vendor selected by the profit sharing party. The arrangement provided $550,874 for the deposit above on the hemp purchase and financing for transportation and initial processing into CBD. Repayment of the initial funding and profit sharing was expected once the final processing into CBD was complete and the end product was paid for by the ultimate purchaser. During the year ended July31, 2020, the Company determined that the hemp vendor could not meet the delivery obligation under the terms of the agreement. As a result the Company is in the process of either obtaining the hemp or a CBD distillate to fulfill the terms of the agreement with the profit sharing party, which has been informed of the entire situation. The Company is discussing various alternatives with the third party to settle the matter; however the potential for arbitration is possible but uncertain.  The Company has recognized the full amount of $550,874 as a liability, recorded in settlement reserves, at July 31, 2020.

Other

The Company believes that it has taken into consideration all material, asserted claims and unasserted potential claims, in establishing settlement reserves, including current and legacy obligations under former management prior to July 2016.

Management of the Company has conducted a diligent search and concluded that, other than as disclosed herein, there were no commitments, contingencies, or legal matters pending at the balance sheet dates that have not been disclosed.

NOTE 4 – PREPAID EXPENSES OTHER CURRENT ASSETS

Prepaid expenses were recorded for services to be rendered in conjunction with management’s project to improve financial and operational structure; a note was issued and recorded as payment for these services.

	July 31, 2020	July 31, 2019
Prepaid expenses	$ 25,000	$ 25,000

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts Payable and Accrued Expenses at July31, 2020 and 2019 represent the following:

	July 31, 2020	July 31, 2019
Accounts payable	$ 550,729	$ 527,229
Accrued interest	620,896	499,717
Other accrued expenses	177,819	84,513
Total	$ 1,349,444	$ 1,111,459

NOTE 6 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consisted of the following:

	July 31, 2020	July 31, 2019
Principal – Convertible notes issued prior to July 2016	$592,218	$592,218
Principal – Convertible notes issued prior to July 2016 under settlement arrangements	144,382	250,343
Principal – Convertible notes issued since July 2016	620,500	568,700
Principal 3(a)(10) settlement arrangement	890,125	890,125
Other Convertible notes issued since July 2016	36,250	35,000
Premiums – Convertible notes issued since July 2016	1,420,928	1,382,596
Unamortized discounts – Convertible notes issued since July 2016	-	(9,494)
Total – Convertible notes payable, net	$3,704,403	$3,709,488

Legacy Notes Issued Prior to July 2016 – September 2013 to July 2016

On September 27, 2013, the Company issued a convertible note to an unrelated party for $250,000 that matured on September 27, 2015. The note bears an interest rate of 10% per annum with a floor of $.005 per share, and principal is convertible in part or in whole into shares of the Company's common stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at maturity date. Evolution Capital Partners, LLC, acquired the note through an assignment in December 2015. The unconverted balance at July 31, 2020, was $250,000.

On October 18, 2013, the Company issued a convertible note to an unrelated party for $125,000 that matured on October 18, 2015. The note bears an interest rate of 10% per annum with a floor of $.005 per share, and principal is convertible in part or in whole into shares of the Company's common stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at the maturity date. Evolution Capital Partners, LLC, acquired the note through an assignment in December 2015. The unconverted balance at July 31, 2020, was $68,850.

On November 22, 2013, the Company issued a convertible note to an unrelated party for $150,000 that matured on November 22, 2015. The note bears an interest rate of 10% per annum with a floor of $.005 per share, and principal is convertible in part or in whole into shares of the Company's common stock using the average closing prices for five trading days directly preceding the conversion date. Interest is not convertible and is due upon conversion or at the maturity date. Evolution Capital Partners, LLC, acquired the note through an assignment in December 2015. The unconverted balance at July 31, 2020, was $150,000.

On December 2, 2014, the Company entered into a collateralized secured convertible promissory note with LG Capital Funding, LLC ("LG"), a New York limited liability company, for an 8% convertible promissory note with an aggregate principal amount of $73,500, which together with any unpaid accrued interest was due on December 2, 2015. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder's option at a variable conversion price calculated as 58% of the average of the lowest three closing bid prices during the ten-trading day period ending on the conversion date. This note was funded on December 10, 2014, when the Company received cash in the amount of $70,000, with the remaining $3,500 being used for LG’s legal and other origination expenses.  The unconverted balance of the note at July 31, 2020, was $67,141.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

On December 2, 2014, the Company entered into a convertible promissory note with JMJ Financial, a Nevada sole proprietorship (“JMJ”), with a face amount of $350,000, of which the Company is to assume $35,000 in original interest discount (“OID”), which together with any unpaid accrued interest was due on Dec 2, 2016.  The note is to be funded by JMJ at its discretion, and the initial tranche was funded on December 16, 2014, when the Company received cash in the amount of $55,000. The note balance funded (plus a pro rata portion of the OID) together with any unpaid accrued interest is convertible into shares of common stock at a variable conversion price calculated as 65% of the average of the lowest trade price during a 25-day period ending on the last complete trading day prior to the conversion date. On December 16, 2014, the Company estimated the fair market value of the derivative liability associated with the bifurcated conversion feature to be $71,321. The unconverted balance of the note at July 31, 2020, was $33,744.

On June 2, 2015, the Company entered into a convertible promissory note with Firehole River Capital, LLC for a 12% convertible promissory note with an aggregate principal amount of $27,500 which together with any unpaid accrued interest was due on March 2, 2015. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at the holder's option at a variable conversion price calculated as 58% of the Market Price, which means the lowest Trading Price (defined as the closing bid prices) during the 10 trading day period ending on the last complete trading day prior to the conversion date. On July 8, 2015 the Company received cash in the amount of $17,400, with the remaining $10,100 being used for legal fees. The Company analyzed the note on the issuance date and determined that the variable conversion price exceeded the authorized number of shares resulting in the need for bifurcation into a separate derivative liability valued at fair market value. The Company estimated the fair market value of the derivative liability associated with the bifurcated conversion feature to be $31,695. The unconverted principal balance of the note at July 31, 2020, was $22,483.

Convertible notes issued prior to 2016 under private settlement arrangements

On June 27, 2019, KBM Worldwide and Vis Vires Group, Inc. reached a settlement with the Company for two convertible notes in default. The KBM note was originally issued on May 15, 2015 and the Vis Vires note was originally issued on March 17, 2015. The note balances and accrued interest were $57,196 and $71,751. The KBM note was settled for $51,705 and the Vis Vires note was settled for $66,256, gain on debt extinguishment was credited for $5,491 and $5,495 respectively.

On July 31, 2014, the Company entered into a convertible promissory note with KBM Worldwide, Inc. ("KBM") a New York corporation for an 8% convertible promissory note with an aggregate principal amount of $63,000 which together with any unpaid accrued interest is due on February 2, 2015. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at a variable conversion price calculated as 58% of the Market Price, which means the average of the lowest three Trading Prices (defined as the closing bid prices) during the three trading day period ending on the last complete trading day prior to the conversion date with a floor of $.00005 as stated in the conversion feature. In May 2014, the Company received cash in the amount of $42,500, with the remaining $17,500 being used for legal fees. The Company analyzed the note on the issuance date on April 30, 2014. The Company determined that the variable conversion price and the floor exceeded the authorized number of shares resulting in the need for bifurcation into a separate derivative liability valued at fair market value. On April 30, 2014, the Company estimated the fair market value of the derivative liability associated with the bifurcated conversion feature to be $56,591 and a discount on the note of $56,591. On June 6, 2015, KBM Worldwide issued a Notice of Default, which resulted in the principle due being increased to 150% of the principal balance due to the Company’s filing its quarterly SEC report after the filing deadline, and the loan balance increased by $25,055 to $75,165. The unconverted balance of the note including default penalties and accrued interest is subject to a settlement arrangement. At July 31, 2020, the note liability including all default penalties and accrued interest was fully converted. The related derivative liability was fully extinguished and reclassified as additional paid in capital.

On March 17, 2015, the Company entered into a convertible promissory note with Vis Vires Group, Inc., a New York Corporation, for an 8% convertible promissory note with an aggregate principal amount of $33,000 which together with any unpaid accrued interest was due on December 19, 2015. This convertible note together with any unpaid accrued interest is convertible into shares of common stock at a variable conversion price calculated as 58% of the Market Price, which means the average of the lowest three Trading Prices (defined as the closing bid prices) during the three trading day period ending on the last complete trading day prior to the conversion date with a floor of $.00005 as stated in the conversion feature. On April 1, 2015 the Company received cash in the amount of $20,000, with the remaining $13,000 being used for legal fees. The Company analyzed the note on the issuance date on March 17, 2015. The Company determined that the variable conversion price and the floor exceeded the authorized number of shares resulting in the need for bifurcation into a separate derivative liability valued at fair market value. On October 31, 2015, the Company estimated the fair market value of the derivative liability associated with the bifurcated conversion feature to be $35,444 and a discount on the note of $33,000. The unconverted balance of the note including default penalties and accrued interest is subject to a settlement arrangement.  At July 31, 2020, the note liability including all default penalties and accrued interest was fully converted. The related derivative liability was fully extinguished and reclassified as additional paid in capital.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

On September 14, 2015, at the time of former CEO, Mr. Doron’s, resignation, Mr. Doron received a convertible note from the Company in the aggregate principal amount of $299,382 in satisfaction of his accrued salary and stock payables. This note matured on March 14, 2016 and bears no interest. This convertible note is convertible into shares of common stock at the holder's option at 100% of the closing bid price of such common stock on the trading day immediately preceding the conversion. The Company determined that the variable conversion price exceeded the authorized number of shares resulting in the need for bifurcation into a separate derivative liability valued at fair market value. On October 31, 2015, the Company estimated the fair market value of the derivative liability associated with the bifurcated conversion feature to be $4,291 and a discount on the note of $4,291. On March 23, 2018, Mr. Doron sold $25,000 of face value of the note to a third party. During the year ended July 31, 2019 Mr. Doron sold an additional $105,000 of face value of the note to a third party (a settlement arrangement). During the year ended July 31, 2020, Mr. Doron sold an additional $25,000 of the face value of the note to a third party. The remaining unconverted balance of the note at July 31, 2020, was $144,382.

Notes Issued During Restructuring Period – July 2016 to Present

On October 24, 2017, the Company issued a convertible note payable for $50,000 to Livingston Asset Management LLC for certain services to be rendered in conjunction with financial and operational restructuring. The note has an interest rate of 10% and matured on April 30, 2018. The note is subject to customary default provisions for similar notes. The note may be converted into common stock at any time after issuance at a 25% discount to the lowest closing bid price for the stock during the 30 trading days immediately preceding the delivery of conversion notice to the Company. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $33,333 charged to interest expense. The note is now covered by the 3(a)(10) settlement.

On February 14, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $1,200. The note funded expenses incurred by the Company during restructuring. The note has debt discount of $200 to be amortized to interest expense over the life of the note. The note has an interest rate of 12%, matured on August 31, 2018 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $1,200 was recorded with a charge to debt discount, which was amortized to interest expense as of July 31, 2019. The note balance as of July 31, 2020, is $1,200.

On March 23, 2018, the Company issued a convertible note payable to an individual investor in the amount of $20,000; the funds from the note were used for general corporate purposes. The note has an interest rate of 12%, matured on March 19, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $27,936 was recorded with charges to derivative expense of $7,936 and to debt discount of $20,000, which was fully amortized to interest expense as of July 31, 2020. The note balance as of January 31, 2020, is $20,000.

On May 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on December 31, 2018 and can be converted into common shares at the 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of July 31, 2020, is $25,000.

On June 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on July 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of July 31, 2020, is $25,000.

On June 29, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $2,500. The note funded expenses incurred by the Company during restructuring. The note has debt discount of $135 to be amortized to interest expense over the life of the note. The note has an interest rate of 12%, matured on December 29, 2018 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $3,176 was recorded with a charge to debt discount of $2,500 to be amortized over the life of the note and a charge of $976 to derivative expense. The note balance as of July 31, 2020, is $2,500.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

On July 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on February 28, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of July 31, 2020, is $25,000.

On July 20, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $3,500. The note has debt discount of $12. The note has an interest rate of 12%, matured on January 21, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $4,688 was recorded with a charge to debit discount of $3,500 to be amortized over the life of the note and a charge of $1,188 to derivative expense. The note balance as of July 31, 2020, is $3,500.

On August 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on March 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of July 31, 2020, is $25,000.

On August 15, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $7,500. The note has debt discount of $500. The note proceeds were paid directly to vendors for services rendered. The note has an interest rate of 12%, matured on February 14, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $12,018 was recorded with a charge to debt discount of $7,500 to be amortized over the life of the note and a charge of $4,518 to derivative expense. The note balance as of July 31, 2020, is $7,500.

On September 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on April 30, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of July 31, 2020, is $25,000.

On September 5, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $5,500. The note has debt discount of $319. The note proceeds were paid directly to vendors for services rendered. The note has an interest rate of 12%, matured on March 4, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $8,060 was recorded with a charge to debt discount of $5,500 to be amortized over the life of the note and a charge of 2,560 to derivative expense. The note balance as of July 31, 2020, is $5,500.

On September 17, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $3,500. The note has debt discount of $500. The note proceeds were used for general corporate purposes. The note has an interest rate of 12%, matured on March 16, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $5,244 was recorded with a charge to debt discount of $3,500 to be amortized over the life of the note and a charge of 1,744 to derivative expense. The note balance as of July 31, 2020, is $3,500.

On October 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on May 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of July 31, 2020, is $25,000.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

On October 5, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $4,000. The note has an interest rate of 12%, matured on March 16, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $5,244 was recorded with a charge to debt discount of $4,000 to be amortized over the life of the note and a charge of 1,244 to derivative expense. The note balance as of July 31, 2020, is $4,000.

On November 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matured on June 30, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of July 31, 2020, is $25,000.

On November 16, 2018 the Company issued a convertible note payable to Oscaleta Partners, LLC in the amount of $4,000. The note has debt discount of $500. The note proceeds were paid directly to vendors for services rendered. The note has an interest rate of 12%, matured on May 15, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated. A derivative liability of $5,244 was recorded with a charge to debt discount of $3,500 to be amortized over the life of the note and a charge of 1,744 to derivative expense. The note balance as of July 31, 2020, is $4,000.

On December 1, 2018 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on July 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of July 31, 2020, is $25,000.

On January 1, 2019 the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on August 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $25,000 with a charge to interest expense at issuance. The note balance as of July 31, 2020, is $25,000.

On February 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on September 30, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $25,000 was charged to interest expense on the issuance date. The note balance as of July 31, 2020, is $25,000.

On February 2, 2019, the Company issued a convertible note payable to an individual investor in the amount of $30,000. The note has an interest rate of 12%, matures on February 2, 2019 and can be converted into common shares at the lesser of: i) 75% of the price of the common stock at the date the note was issued, or ii) 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated and recorded. The note balance as of July 31, 2020, is $25,000.

On March 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on October 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note will be accounted for as stock settled debt under ASC 480 and a premium of $25,000 will be charged to interest expense on the issuance date. The note balance as of July 31, 2020, is $25,000.

On April 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on November 30, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $25,000 will be charged to interest expense on the issuance date. The note balance as of July 31, 2020, is $25,000.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

On April 4, 2019, the Company issued a convertible note payable for cash payments of $24,500 with an original issue discount of $2,500 to Oscaleta Partners, LLC in the amount of $27,000. The OID will be amortized over the life of the loan. The note has an interest rate of 12%, matures on October 3, 2019 and can be converted into common shares at the lesser of: $.00075 or 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value was calculated and recorded. The note balance as of July 31, 2020, is $27,000.

On May 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on December 31, 2019 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $25,000 was charged to interest expense on the issuance date. The note balance as of July 31, 2020, is $25,000.

On June 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on January 31, 2020 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $25,000 was charged to interest expense on the issuance date. The note balance as of July 31, 2020, is $25,000.

On June 7, 2019, the Company issued a convertible note payable to an individual investor in the amount of $20,000. The note has an interest rate of 12%, matures on June 6, 2020 and can be converted into common shares 40% of the lowest bid price during the 20 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $30,000 was charged to interest expense on the issuance date. The note balance as of July 31, 2020, is $20,000.

On July 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on February 28, 2020 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note will be accounted for as stock settled debt under ASC 480 and a premium of $25,000 was charged to interest expense on the issuance date. The note balance as of July 31, 2020, is $25,000.

On July 11, 2019, Trillium Partners LP purchased $20,000 of the note first issued to the former CEO Michael Doron on September 14, 2015. Following the sale, the original note balance was reduced to $169,382. The assignment and restatement of terms provides for conversion of the principal into common shares at the lower of $.001 or 50% of the lowest closing bid price during the 30 trading days immediately preceding the issuance of a conversion notice. Due to the variable conversion pricing feature the note is considered to include a derivative for which a fair market value of $80,016, was calculated and recorded. The original Doron note balance is $169,382 following the assignment. On September 27, 2019, Trillium converted $9,500 of principal into 70,666,667 common shares, on January 16, 2020, Trillium converted $1,700 of principal into 56,000,000, common shares and on February 18, 2020 an additional $7,000 in principal was converted into common shares. Following the conversions the note balance as of July 31, 2020, is $1,800. $45,609 of the derivative liability was reclassified to additional paid in capital in conjunction with the conversions.

On July 15, 2019, the Company issued a convertible note payable to an individual investor in the amount of $15,000. The note has an interest rate of 12%, matures on July 14, 2020 and can be converted into common shares at 40% of the lowest bid price during the 20 trading days immediately preceding the date of the conversion notice. The convertible note is accounted for as stock settled debt under ASC 480 and a premium of $22,500 was charged to interest expense on the issuance date. The note balance as of July 31, 2020, is $15,000.

On August 1, 2019, the Company issued a convertible note payable for financial services to Oscaleta Partners, LLC in the amount of $25,000. The note has an interest rate of 10%, matures on February 28, 2020 and can be converted into common shares at 50% of the lowest bid price during the 30 trading days immediately preceding the date of the conversion notice. The convertible note will be accounted for as stock settled debt under ASC 480 and a premium of $25,000 will be charged to interest expense on the issuance date. The note balance as of July 31, 2020, is $25,000.

On February 7, 2020, the Company issued a convertible note to an individual in the amount of $20,000. The note bears interest at 10% per annum, matures on February 7, 2021 and is convertible into common stock. The conversion price is to be 40% of the lowest closing bid price during the twenty days preceding the conversion notice. Due to the fixed percentage conversion terms it will be treated as stock settled debt in accordance with ASC 480.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

Court Approved Settlement under Rule 3(a)(10)

On December 18, 2015, accounts payable totaling $45,000 were converted into convertible notes in exchange for a 10% one-time fee. Two $5,000 notes are past due at January 31, 2016 and are convertible at a 10% discount to the prior day’s closing price. The balance ($35,000) of the notes were due July on 18, 2016 and are convertible at a 42% discount to the average of the ten prior trading days’ closing price. $35,000 of derivative liability was recorded as debt discount upon issuance of the note maturing on July 18, 2016. The note is now covered by the 3(a)(10) settlement and reclassified to the 3(a)(10) note along with the related derivative liability being reclassified as put premium.

On October 24, 2017, the Company issued a convertible note payable for $50,000 to Livingston Asset Management LLC for certain services to be rendered in conjunction with financial and operational restructuring. The note has an interest rate of 10% and matured on April 30, 2018. The note is subject to customary default provisions for similar notes. The note may be converted into common stock at any time after issuance at a 25% discount to the lowest closing bid price for the stock during the 30 trading days immediately preceding the delivery of conversion notice to the Company. The convertible note was accounted for as stock settled debt under ASC 480 and recorded a premium of $33,333 charged to interest expense. The note is now covered by the 3(a)(10) settlement and reclassified to the 3(a)(10) note.

Six past due convertible fee notes totaling $150,000 issued to Oscaleta Partners LLC for each month from November 1, 2017, to April 1, 2018, were covered in the 3(a)(10) settlement. The convertible notes were accounted for as stock settled debt under ASC 480 and premiums of $150,000 were recorded with a charge to interest expense at issuance. The notes have been reclassified to the 3(a)(10), liability.

Other Convertible Notes

On October 15, 2018 an individual investor was issued a convertible note payable in the amount of $10,000. The note proceeds were used for general corporate purposes. The note has an interest rate of 10%, matures on October 15, 2020 and can be converted into common shares at fixed price of $.0004. The note balance as of July 31, 2020, is $10,000.

On May 16, 2019, the Company issued a note to an individual for $25,000; cash used for general corporate purposes. The note calls for monthly principal repayments of $5,000, beginning July 1, 2019. The payments due have not been made and penalties of $2,500, will be charged after each 45 day delinquent payment, the payment is to be additional common shares valued at the market price on the 46th day of delinquency. Additionally, a royalty payment of 10% of specific product sales capped at approximately $3,000 is charged in lieu of interest. The note balance as of July 31, 2020, is $25,000. The Company and the note holder have reached an oral agreement to settle the liability and will execute the final agreement prior to the end of the fiscal year (July 31, 2020)

The May 16, 2019 note includes a warrant for $10,000 in common stock at the market price on the date of issuance. The price of the Company’s stock was $.0009 on the note issuance date, which equates to 11,111,111 common shares, resulting in $10,000 recorded as additional paid in capital offset with derivative liability. Changes to the value of the warrant, if material will be recorded as fair market values changes to the derivative liability at each reporting date. The terms of the note have been amended and will be finalized by October 31, 2020.

NOTE 7 – DEBT SETTLEMENT UNDER COURT ORDER – 3(a)(10)

On January 3, 2019, a US District Court approved a settlement that covered $950,769 of notes, convertible notes and amounts owed to various creditors (collectively the “Creditors”)”). One Creditor withdrew from the settlement leaving $890,125 in the final settlement pool. Livingston Asset Management, LLC, (“LAM”) under individual agreements with the Creditors, fixed the amount owed and as such there is no further interest due on these liabilities. As a result of the change in obligor amounts formerly classified as notes payable, convertible notes, accrued expenses and accounts payable have been reclassified into the 3(a)(10) settlement. The terms of the agreements (including the related agreement between LAM and the Company) the Company will issue shares directly to LAM as requested and LAM will sell the shares (unrestricted as allowed under Section 3(a)(10) of the 1933 Securities Act) on the open market through unaffiliated brokers. The shares are issued to LAM at a 50% discount to the sale price, as such the Company has accounted for the $890,125 settlement amount as stock settled debt under ASC 480 and recorded a premium of $890,125 with a charge to loss on debt extinguishment of $673,699. The charge to loss on debt extinguishment was net of premiums and derivative liabilities directly associated with the Creditor liabilities as originally recorded. Sales to liquidate creditor balances have occurred as of July 31,  2020, however the accounting for the payments and costs have been delayed due to personnel restrictions during the COVID 19 quarantine, and the balance remains $890,125.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 8- DERIVATIVE LIABILITIES

FASB ASC 820 defines fair value, establishes a framework for measuring fair value under U.S. generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, with the first two inputs considered observable and the last input considered unobservable, that may be used to measure fair value as follows:

·	Level one -- Quoted market prices in active markets for identical assets or liabilities;
·	Level two – Inputs, other than level one inputs, that are either directly or indirectly observable; and
·	Level three -- Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter and has determined that all derivative liabilities are level three. The Company has one liability measured at fair value on a recurring basis, which consists of a derivative liability on certain convertible notes payable and warrants. As of July 31, 2020, this derivative liability had an estimated fair value of $538,059. The Company has no assets that are measured at fair value on a recurring basis.

The following table presents information about our derivative liability related to convertible notes, which was our only financial instrument measured at fair value on a recurring basis using significant inputs other than level one inputs that are either directly or indirectly observable (Level 2) as of July 31,  2020:

	Notes	Warrants	Total
Balance at July 31, 2018	$445,790	$90,703	$536,493
New warrants issued		10,000	10,000
Convertible notes issued, derivative expense	191,580		191,580
Convertible notes issued, debt discount	97,115		97,115
Conversions	(149,252)		(149,252)
Change in fair value of derivatives	104,345	(5,556)	98,789
Net reclassifications to premium on stock settled debt	(18,507)		(18,507)
Reclassification to settlement reserves	(44,847)	(90,703)	(135,550)
Balance at July 31, 2019	626,224	4,444	630,668
Reclassification of warrant related liability		(4,444)	(4,444)
Initial derivative expense	60,140	-	60,140
Extinguishment by conversion	(148,305)	-	(148,305)

Balance at July 31, 2020	$538,059	$-	$538,059

The fair value of this derivative liability was calculated using the multinomial lattice models that values the derivative liability within the notes based on a probability weighted discounted cash flow model. These models are based on future projections of the various potential outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion feature with the reset provisions; redemption provisions; and the default provisions. Assumptions used to calculate the fair value of the derivative liability were as follows:

Expected term in years	0-1
Risk-free interest rates	1.7%
Volatility	235%
Dividend yield	0%

In addition to the assumptions above, the Company also takes into consideration whether or not the Company would participate in another round of financing and if that financing is registered or not and what that stock price would be for the financing at that time. The Company notes that the notes have matured and is no longer calculating a derivative value for these notes.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

Derivative liabilities for notes that have matured remain at the historic liability amount unless converted into common shares at which time the proportionate principal and derivative liability are decreased. All of the Company’s convertible notes having embedded conversion features treated as derivative liabilities have matured and therefore no changes due to fair market valuation have been calculated during the year ended July 31, 2020.

NOTE 9 – SETTLEMENT RESERVES

Certain liabilities and contingencies have been accrued as expense and are collectively classified as settlement reserves. The balance at July 31, 2020 of $1,492,549 includes judgement amounts for a former note holder, various demand letters, threatened litigation and estimated penalties under various debt covenants that have not been asserted. In addition, $550,874, due to a hemp venture partner has been reclassified to settlement reserves due to the uncertainty surrounding the ability to procure the hemp for which the funds were advanced. The Company assesses the adequacy of the reserve amount on a quarterly basis, and believes the current reserve reflects the contingent and actual liabilities in all material respects at July 31, 2020.

NOTE 10- STOCKHOLDERS’ DEFICT

There are 25,000,000 shares of Series A Preferred stock authorized and 1,000,000 outstanding at July 31, 2020.

On March 17, 2020, the Wyoming Secretary of State approved the Company’s increase of authorized common stock to 10,000,000,000.

The Company has ten billion authorized shares. At July 31, 2020, and 2019, there are 4,117,033,449 and 2,161,787,677 shares of common stock, outstanding, respectively.

The stockholders’ deficit is $7,058,112, at July 31, 2020 and $6,360,103 at July 31, 2019.

In conjunction with the Company’s convertible note issued to Typenex, the Company issued four warrants for a total number of shares equal to $112,000 ($29,500 for the first warrant corresponding to funding on December 10, 2014, and $27,500 for the other three warrants corresponding to the future tranches of funding by Typenex to the Company) divided by the conversion market price in the Typenex convertible note. The warrants have an exercise price of $0.06, subject to adjustment, and expire on December 2, 2019. Each of the warrants is only exercisable after the corresponding tranche of funding by Typenex to the Company has been paid. Therefore, the first warrant is currently exercisable, but the other three warrants are not. The first warrant for $29,500 expired and the related derivative liability was reclassified to the settlement reserves.

Common Stock Issued

Common Stock Issued for 3(a)(10) Settlement

During the year ended July 31, 2020, the Company issued 1,156,288,000, shares of common stock to Livingston Asset Management LLC under the terms of the 3(a)(10) settlement approved by the court. The total shares issued for the 3(a)(10) as of July 31, 2020 is 1,256,288,000. The shares are issued at par with equal offset to additional paid in capital until proceeds of share sales are confirmed by the creditor covered under the settlement, at which time the liability will be reduced with a credit to additional paid in capital. As of July 31, 2020, no such confirmations have been received.

Common Stock Issued for Conversions of Convertible Notes Payable

On August 2, 2019, the Company issued 59,523,810 common shares at $.00021 per share to KBM Worldwide for conversion of $12,500 of principal related to the settlement agreement for the defaulted convertible note issued May 15, 2015 as discussed above. The balance due under the settlement agreement following the conversion was $14,205.

On August 29, 2019, the Company issued 83,558,414 common shares at $.00017 per share to KBM Worldwide for conversion of $14,205 of principal related to the settlement agreement for the defaulted convertible note issued May 15, 2015 as discussed above. The balance due under the settlement agreement following the conversion was $0.

On September 3, 2019, the Company issued 47,058,824 common shares at $.00017 per share to Vis Vires Group Inc. for conversion of $8,000 of principal related to the settlement agreement for the defaulted convertible note issued March 17, 2015 as discussed above. The balance due under the settlement agreement following the conversion was $46,256.

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

On September 25, 2019, the Company issued 117,647,059 common shares at $.00017 per share to Vis Vires Group Inc. for conversion of $20,000 of principal related to the settlement agreement for the defaulted convertible note issued March 17, 2015 as discussed above. The balance due under the settlement agreement following the conversion was $26,256.

On September 27, 2019, the Company issued 70,666,667 common shares to Trillium Partners for conversion of $9,500 of principal and $1,100 conversion fees related to the September 14, 2015 convertible note (fourth partial assignment of the Doron note) at the contracted price of $.00015per share. The note assigned note balance was $10,500 following the conversion.

On January 16, 2020, the Company issued 56,000,000 common shares to Trillium Partners for conversion of $1,700 of principal and $1,100 conversion fees related to the September 14, 2015 convertible note (fourth partial assignment of the Doron note) at the contracted price of $.00005 per share, derivative liabilities of $6,801 were reclassified to additional paid in capital. The note assigned note balance was $8,800 following the conversion.

On February 24, 2020, Trillium Partners LP, returned. 27,300,000, common shares that were issued for prior period conversions of convertible notes payable. An error was made by Trillium in the conversion calculation. When Trillium discovered the error they reported it to the Company and the transfer agent. When the shares were returned, the transfer agent cancelled them.

On February 25, 2020, the Company issued 162,000,000, common shares to Trillium Partners LP for conversion of $7,000, in principal of the July 11, 2019, note assignment of the original note issued to Michael Doron. Conversion fees of $1,100 were also charged. Following the conversion the principal balance of the assigned note was $1,800. The shares were issued at $.00005, the contracted price.

NOTE 11 – PROVISION FOR INCOME TAXES

The provision for income taxes consists of the following:

July 31,
	2020	2019
Federal income tax expense	$-	$-
State income tax expense	-	-
Less change in valuation allowance	-	-
Net income tax expense	$-	$-

A reconciliation of income taxes computed at the federal statutory rate of 21% for July 31, 2020 and 2019 is as follows:

	2019	2018
Federal income taxes at 21%	$(199,667)	$(470,075)
State income tax, net of federal benefit	-	-
Change in net operating loss	-	-
Tax effect on non-deductible expenses and credits	25,229	-
Changes in valuation allowance	174,438	470,075
	$-	$-

NUTRANOMICS, INC.

NOTES TO FINANCIAL STATEMENTS

July 31, 2020 (Unaudited)

The tax effects of temporary differences which give rise to deferred tax assets and liabilities consists of the following:

	July 31,	July 31,
	2020	2019
Deferred tax asset attributable to:
Net operating loss carryover	$9,133,338	$9,133,338
Temporary differences	654,345	594,345
Less, valuation allowance	(10,023,993)	(9,727,683)
Net deferred tax asset	$-	$-

Deferred tax liability attributable to:
Depreciation	$-	$-
Net deferred tax liabilities	$-	$-

The Company sustained net operating losses in 2020 in the accompanying statements of operations. No deferred tax asset or income tax benefits are reflected in the financial statements for net deductible temporary differences or net operating loss carryforwards, because the likelihood of realization of the related tax benefits cannot be established. Accordingly, a valuation allowance has been recorded to reduce the net deferred tax asset to zero, and consequently there is no income tax provision or benefit presented for the fiscal years ended July 31, 2020 and 2019. The valuation allowance increased by $296,310 to $10,023,993 in 2020.

As of July 31, 2020, the Company had net operating loss carryforwards for tax reporting purposes of approximately $9,369,648. These net operating loss carryforwards, if unused, begin to expire in 2024. As of July 31, 2020, and 2019, the Company has no liabilities for unrecognized tax benefits. The Company’s policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense. For the years ended July 31, 2020, and 2019, the Company did not recognize any interest or penalties in its statement of operations, nor did it have any interest or penalties accrued in its balance sheet at July 31, 2020 and 2019 relating to unrecognized tax benefits.

NOTE 12- SUBSEQUENT EVENTS

Management has reviewed all events and contingencies since July 31, 2020 through the issuance date of the report and found not material events or contingencies of a reportable nature.